Exhibit 10.9

LEASE

BETWEEN

MCP Socal Industrial – Bernardo, LLC

(LANDLORD)

AND

MODULAR MEDICAL, INC.

(TENANT)

WEST BERNARDO BUSINESS PARK

San Diego, California

i

ii

LEASE

ARTICLE ONE

BASIC LEASE PROVISIONS

1.01	BASIC LEASE PROVISIONS

In the event of any conflict between these Basic Lease Provisions and any other Lease provision, such other Lease provision shall control.

(1)	PROJECT, BUILDING AND ADDRESS:

Project:

West Bernardo Business Park

16680-16772 West Bernardo Drive

San Diego, California 92127

Building:

16744-16772 West Bernardo Drive

San Diego, California 92127

(2)	LANDLORD AND ADDRESS:

MCP SoCal Industrial – Bernardo, LLC,

a Delaware limited liability company

Notices to Landlord shall be addressed:

MCP SoCal Industrial – Bernardo, LLC

c/o CBRE

4900 Rivergrade Road, Suite A110

Irwindale, California 91706

Attention: Property Manager – West Bernardo Business Park

with copies to the following:

MCP SoCal Industrial – Bernardo, LLC

c/o CBRE

4900 Rivergrade Road, Suite A110

Irwindale, California 91706

Attention: Asset Manager - West Bernardo Business Park

and

MCP SoCal Industrial – Bernardo, LLC

c/o MetLife Real Estate

333 South Hope Street, Suite 3650

Los Angeles, CA 90071

Attention: Director, Equity Group

and

MCP SoCal Industrial – Bernardo, LLC

c/o MetLife Real Estate

425 Market Street, Suite 1050

San Francisco, CA 94105

Attention: Associate General Counsel

(3)	TENANT AND CURRENT ADDRESS:

(a)	Name:	Modular Medical, Inc.
(b)	State of [formation and type of entity]:	Nevada corporation
(c)	Federal Tax Identification Number:	87-0620495

Tenant shall promptly notify Landlord of any change in the foregoing items.

Notices to Tenant shall be addressed to Tenant at the Premises

(4)	DATE OF LEASE: as of January 10, 2020
(5)	LEASE TERM: Thirty-nine (39) full calendar months
(6)	COMMENCEMENT DATE: Sixty (60) days after the Delivery Date
(7)	EXPIRATION DATE: Thirty-nine (39) full calendar months after the Commencement Date
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(8)	MONTHLY BASE RENT (initial monthly installment due upon Tenant’s execution):

Period from/to	Monthly
Month 1 – Month 12	$12,413.40
Month 13 – Month 24	$12,785.80
Month 25 – Month 36	$13,169.38
Month 37 – Month 39	$13,564.46

*Notwithstanding anything in the foregoing to the contrary, provided that a Default (as defined in Section 11.01) by Tenant has not previously occurred, Landlord agrees to forbear in the collection of and abate the Monthly Base Rent due and payable for Month 2 of the Term, totaling not more than Twelve Thousand Four Hundred Thirteen and 40/100 Dollars ($12,413.40) in the aggregate (collectively, “Abated Rent”); provided, further, that in the event of a Default by Tenant at any time during the Term, all previously Abated Rent shall be immediately due and payable in full at that time without the necessity of further notice or action by Landlord.

(9)	RENT ADJUSTMENT DEPOSIT (initial monthly rate, until further notice):
$3,139.86 (initial monthly installment due upon Tenant’s execution)

(10)	RENTABLE AREA OF THE PREMISES: 7,302 square feet
(11)	RENTABLE AREA OF THE PROJECT: 72,202 square feet
(12)	SECURITY DEPOSIT: One Hundred Thousand and 00/100 Dollars ($100,000.00), subject to reduction pursuant to subsections (d) and (e) of Article Five
(13)	SUITE NUMBER &/OR ADDRESS OF PREMISES: 16772 West Bernardo Drive
(14)	TENANT’S SHARE: 10.11%
(15)	TENANT’S USE OF PREMISES: General office, research and engineering for a medical device company.
(16)	PARKING SPACES: Twenty-four (24) unreserved parking spaces
(17)	BROKERS:

Landlord’s Broker: Jones Lang LaSalle Brokerage, Inc.

Tenant’s Broker: Cushman & Wakefield

1.02	ENUMERATION OF EXHIBITS & RIDER(S)

The Exhibits and Rider(s) set forth below and attached to this Lease are incorporated in this Lease by this reference:

EXHIBIT A	Plan of Premises
EXHIBIT B	Workletter Agreement
EXHIBIT C	Site Plan of Project
RIDER 1	Commencement Date Agreement
RIDER 2	Additional Provisions
1.03	DEFINITIONS

For purposes hereof, the following terms shall have the following meanings:

ADJUSTMENT YEAR: The applicable calendar year or any portion thereof after the Commencement Date of this Lease for which a Rent Adjustment computation is being made.

AFFILIATE: Any Person (as defined below) which is currently owned or controlled by, owns or controls, or is under common ownership or control with Tenant. For purposes of this definition, the word “control,” as used above means, with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than sixty percent (60%) of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power at all times to direct or cause the direction of the management and policies of the controlled Person. The word Person means an individual, partnership, trust, corporation, firm or other entity.

BUILDING: Each building in which the Premises is located, as specified in Section 1.01.

COMMENCEMENT DATE: The date specified in Section 1.01 as the Commencement Date, unless changed by operation of Article Two or Rider 2.

COMMON AREAS: All areas of the Project made available by Landlord from time to time for the general common use or benefit of the tenants of the Building or Project, and their employees and invitees, or the public, as such areas currently exist and as they may be changed from time to time.

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DECORATION: Tenant Alterations which do not require a building permit and which do not affect the facade or roof of the Building, or involve any of the structural elements of the Building, or involve any of the Building’s systems, including its electrical, mechanical, plumbing, security, heating, ventilating, air-conditioning, communication, and fire and life safety systems.

DEFAULT RATE: Two (2) percentage points above the rate then most recently announced by Bank of America N.T. & S.A. at its national headquarters as its corporate base lending rate, from time to time announced, but in no event higher than the maximum rate permitted by Law.

DELIVERY DATE: The date for Landlord’s delivery to Tenant of possession of the Premises, if different from the Commencement Date, as provided in Rider 2.

ENVIRONMENTAL LAWS: All Laws governing the use, storage, disposal or generation of any Hazardous Material or pertaining to environmental conditions on, under or about the Premises or any part of the Project, including the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), and the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.).

EXPIRATION DATE: The date specified in Section 1.01 unless changed by operation of Article Two.

FORCE MAJEURE: Any accident, casualty, act of God, war or civil commotion, strike or labor troubles, or any cause whatsoever beyond the reasonable control of Landlord, including water shortages, energy shortages or governmental preemption in connection with an act of God, a national emergency, or by reason of Law, or by reason of the conditions of supply and demand which have been or are affected by act of God, war or other emergency.

HAZARDOUS MATERIAL: Such substances, material and wastes which are or become regulated under any Environmental Law; or which are classified as hazardous or toxic or medical waste or biohazardous waste under any Environmental Law; and explosives, firearm ammunition, flammable material, radioactive material, asbestos, polychlorinated biphenyls and petroleum and its byproducts. Hazardous Material shall include by way of illustration, and without limiting the generality of the foregoing, the following: (i) those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances” or “solid waste” under all present and future federal, state and local laws (whether under common law, statute, rule, regulation or otherwise) relating to the protection of human health or the environment, including California Senate Bill 245 (Statutes of 1987, Chapter 1302), the Safe Drinking Water and Toxic Enforcement Act of 1986 (commonly known as Proposition 65) and the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, et seq., all as heretofore and hereafter amended, or in any regulations promulgated pursuant to said laws; (ii) those substances defined as “hazardous wastes” in Section 25117 of the California Health & Safety Code or as “hazardous substances” in Section 25316 of the California Health & Safety Code, or in any regulations promulgated pursuant to said laws; (iii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or designated by the Environmental Protection Agency (or any successor agency) as hazardous substances (see, e.g., 40 CFR Part 302 and amendments thereto); (iv) such other substances, materials and wastes which are or become regulated under applicable local, state or federal law or by the United States government or which are or become classified as hazardous or toxic under federal, state or local laws or regulations, including California Health & Safety Code, Division 20, and Title 26 of the California Code of Regulations; and (v) any material, waste or substance which contains petroleum, asbestos or polychlorinated biphenyls, is designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act of 1977, 33 U.S.C. Sections 1251, et seq. (33 U.S.C. § 1321), is listed pursuant to Section 307 of the Clean Water Act of 1977 (33 U.S.C. § 1317), or contains any flammable, explosive or radioactive material.

INDEMNITEES: Collectively, Landlord, any Mortgagee or ground lessor of the Property, the property manager and the leasing manager for the Property and their respective directors, officers, agents and employees.

LAND: The parcel(s) of real estate on which the Building and Project are located.

LANDLORD WORK: The construction or installation of improvements to be furnished by Landlord, if any, specifically described in Rider 2 attached hereto.

LAWS OR LAW: All laws, ordinances, rules, regulations, other requirements, orders, rulings or decisions adopted or made by any governmental body, agency, department or judicial authority having jurisdiction over the Property, the Premises or Tenant’s activities at the Premises and any covenants, conditions or restrictions of record which affect the Property.

LEASE: This instrument and all exhibits and riders attached hereto, as may be amended from time to time.

LEASE YEAR: The twelve month period beginning on the first day of the first month following the Commencement Date (unless the Commencement Date is the first day of a calendar month in which case beginning on the Commencement Date), and each subsequent twelve month, or shorter, period until the Expiration Date.

MONTHLY BASE RENT: The monthly rent specified in Section 1.01.

MORTGAGEE: Any holder of a mortgage, deed of trust or other security instrument encumbering the Property.

NATIONAL HOLIDAYS: New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and other holidays recognized by the Landlord and any janitorial or other unions servicing the Building in accordance with their contracts.

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OPERATING EXPENSES: All Taxes, costs, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the ownership, management, operation, maintenance, repair and replacement of the Project, all buildings and parts thereof, as follows, with such adjustments and exclusions as follow:

(a)          Subject to the Exclusions specifically set forth in Subsection (c) below, Operating Expenses shall include the following, by way of illustration only and not limitation: (1) all costs, expenses and disbursements, including all charges of independent contractors, for all operation, services, maintenance, repair and replacements (and if any replacements are classified as capital costs, they shall be amortized as described in item (a)(6) below) provided by Landlord pursuant to Section 6.01, Section 8.01 or any other provision of the Lease, including all inspection contracts for the roof and roof membrane, preventive maintenance contracts, maintenance contracts or service contracts with respect to any of the foregoing; (2) all insurance premiums and other costs (including deductibles), including the cost of rental insurance (“Insurance Expenses”); (3) all license, permit and inspection fees; (4) all costs of water, sewer, or other utility or service which Landlord provides (and which Tenant does not itself provide or directly contract for and which is not separately metered or sub-metered to Tenant); (5) all costs of changing power, telephone or utility providers for the Building or Project; (6) all costs of capital improvements made or capital assets acquired for the Building or Project that are intended to comply with Laws, reduce or control Operating Expenses or are reasonably necessary for the health or safety of the occupants of the Project or needed to operate and/or maintain or repair the Property, Building Common Area and/or the Site at substantially the same levels in quality as prior to such improvement, all of which capital costs, and all capital costs recoverable pursuant to item (a)(1) above, shall be amortized on a straight-line basis over the useful life of such improvements, together with interest at a rate of the lesser of ten percent (10%) or the maximum rate permitted by law, on the unamortized balance; (7) all dues, assessments and other expenses pursuant to any covenants, conditions and restrictions, or any reciprocal easements, or any owner’s association now or hereafter affecting the Project; (8) all costs and expenses related to Landlord’s retention of consultants in connection with the routine review, inspection, testing, monitoring, analysis and control of Hazardous Material, retention of consultants in connection with the clean-up of Hazardous Material, and all costs and expenses related to the implementation of recommendations made by such consultants concerning the use, generation, storage, manufacture, production, storage, release, discharge, disposal or clean-up of Hazardous Material on, under or about the Premises or the Project; (9) all costs and fees incurred by Landlord in connection with the management and operation of this Lease and the Project, including the cost of those services which are customarily performed by a property management services company; (10) all wages, salaries, payroll taxes, fringe benefits and other labor costs, including the cost of workers’ compensation and disability insurance in connection with any of the foregoing; (11) all supplies, materials, equipment and tools in connection with any of the foregoing; (12) all fees or other charges incurred in connection with voluntary or involuntary membership in any energy conservation, air quality, environmental, traffic management or similar organization; (13) costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting and similar items, including appropriate reserves; and (14) Taxes. If any Operating Expense, though paid in one year, relates to more than one calendar year, at the option of Landlord such expense may be proportionately allocated among such related calendar years.

(b)          Operating Expenses shall be adjusted as described in this Subsection. In the event the Project (or any building thereof) is not 95% occupied during all of any Adjustment Year, or any tenant provides itself (or contracts directly for) a service of a type which Landlord would supply under the Lease and which costs would be included in Operating Expenses if paid or incurred by Landlord, or any such tenant is separately metered or sub-metered for such service, or any tenant pays directly to a third party or directly reimburses Landlord for an item of Operating Expenses (for example, paying Taxes directly to the taxing authority or reimbursing Landlord directly for Taxes), then Operating Expenses for such Adjustment Year shall be increased, employing sound management practices, to equal the amount of Operating Expenses that would have been paid or incurred by Landlord had the Project and buildings been 95% occupied during the entire Adjustment Year and had such service been provided without separate metering or sub-metering or had such direct payment or reimbursement not been made, and the amount so determined shall be deemed to have been the amount of Operating Expenses for such Adjustment Year; provided, however, that such adjustment shall fairly allocate variable Operating Expenses so that Landlord does not, as a result of such adjustment, receive reimbursements from tenants in excess of its expenditures. If Tenant pays or directly reimburses Landlord for such category of Operating Expense, such category of Operating Expense shall be excluded from the determination of Operating Expenses for the purposes of this Lease.

(c)          Operating Expenses shall not include the following (“Exclusions”): (1) costs of alterations solely attributable to space to be occupied by Tenant or other new or existing tenants of the Project; (2) depreciation charges; (3) interest and principal payments on loans (except for interest on the unamortized balance of capital expenditures or improvements which Landlord is allowed to include in Operating Expenses as provided above); (4) ground rental payments; (5) real estate brokerage and leasing commissions; (6) advertising and marketing expenses; (7) repairs to the extent reimbursed by net proceeds of insurance or net payments by third parties; (8) expenses incurred in negotiating leases of other tenants in the Project or enforcing lease obligations of other tenants in the Project; and (9) replacement of or structural repairs to: (a) the roof, (b) the exterior walls, (c) foundation or other structural elements (if any) of the Building; and (10) wages and benefits of employees who do not devote substantially all of their time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project.

PREMISES: The space located in the Building at the Suite Number listed in Section 1.01 and depicted on Exhibit A attached hereto.

PROJECT or PROPERTY: As of the date hereof, the Project is known as West Bernardo Business Park and consists of (a) those buildings (including the Building) whose general location is shown on the Site Plan of the Project attached as Exhibit C, located in San Diego, California, (b) associated vehicular and parking areas, landscaping and improvements; (c) the Land on which the foregoing are located and any associated interests in real property; (d) the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in conjunction with any of the foregoing. The Project may also be referred to as the Property. Landlord reserves the right from time to time to add or remove buildings, areas and improvements to or from the Project. In the event of any such addition or removal which affects Rentable Area of the Project, Landlord shall make a corresponding recalculation and adjustment of any affected Rentable Area and Tenant’s Share.

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REAL PROPERTY: The Property excluding any personal property.

RENT: Collectively, Monthly Base Rent, Rent Adjustments and Rent Adjustment Deposits, and all other charges, payments, late fees or other amounts required to be paid by Tenant under this Lease.

RENT ADJUSTMENT: Any amounts owed by Tenant for payment of Operating Expenses. The Rent Adjustments shall be determined and paid as provided in Article Four.

RENT ADJUSTMENT DEPOSIT: An amount equal to Landlord’s estimate of the Rent Adjustment attributable to each month of the applicable Adjustment Year. On or before the Commencement Date and beginning of each Adjustment Year or with Landlord’s Statement (defined in Article Four), Landlord may estimate and notify Tenant in writing of its estimate of Operating Expenses. The Rent Adjustment Deposit is applicable at the beginning of the Term and until further notice shall be the amount, if any, specified in Section 1.01. Nothing contained herein shall be construed to limit the right of Landlord from time to time during any calendar year to revise its estimate of Operating Expenses and to notify Tenant in writing thereof and of revision by prospective adjustments in Tenant’s Rent Adjustment Deposit payable over the remainder of such year. The last estimate by Landlord shall remain in effect as the applicable Rent Adjustment Deposit unless and until Landlord notifies Tenant in writing of a change.

RENTABLE AREA OF THE BUILDING: The amount of square footage set forth in Section 1.01, which represents the sum of the rentable area of all space intended for occupancy in the Building and which is subject to the provisions of Section 2.04.

RENTABLE AREA OF THE PREMISES: The amount of square footage set forth in Section 1.01, subject to the provisions of Section 2.04.

RENTABLE AREA OF THE PROJECT: The amount of square footage set forth in Section 1.01, which represents the sum of the rentable area of all space intended for occupancy in the Project.

SECURITY DEPOSIT: The funds specified in Section 1.01, if any, deposited by Tenant with Landlord as security for Tenant’s performance of its obligations under this Lease.

SUBSTANTIALLY COMPLETE or SUBSTANTIAL COMPLETION: The completion of the Landlord Work or Tenant Work, as the case may be, except for minor insubstantial details of construction, decoration or mechanical adjustments which remain to be done.

TAXES: All federal, state and local governmental taxes, assessments (including assessment bonds) and charges of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control or operation of the Property or any of its components (including any personal property used in connection therewith), which may also include any rental or similar taxes levied in lieu of or in addition to general real and/or personal property taxes. For purposes hereof, Taxes for any year shall be Taxes which are assessed for any period of such year, whether or not such Taxes are billed and payable in a subsequent calendar year. There shall be included in Taxes for any year the amount of all fees, costs and expenses (including reasonable attorneys’ fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes. Taxes for any year shall be reduced by the net amount of any tax refund received by Landlord attributable to such year. If a special assessment payable in installments is levied against any part of the Property, Taxes for any year shall include only the installment of such assessment and any interest payable or paid during such year. Taxes shall not include any federal or state inheritance, general income, gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes.

TENANT ADDITIONS: Collectively, Landlord Work, Tenant Work and Tenant Alterations.

TENANT ALTERATIONS: Any alterations, improvements, additions, installations or construction in or to the Premises or any Real Property systems serving the Premises done or caused to be done by Tenant after the date hereof, whether prior to or after the Commencement Date (including Tenant Work, but excluding Landlord Work).

TENANT DELAY: Any event or occurrence which delays the Substantial Completion of the Landlord Work which is caused by or is described as follows:

(i)	special work, changes, alterations or additions requested or made by Tenant in the design or finish in any part of the Premises after approval of the plans and specifications (as described in the Rider 2);
(ii)	Tenant’s delay in submitting plans, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise;
(iii)	failure to approve and pay for such work as Landlord undertakes to complete at Tenant’s expense;
(iv)	the performance or completion by Tenant or any person engaged by Tenant of any work in or about the Premises; or
(v)	failure to perform or comply with any obligation or condition binding upon Tenant pursuant to Rider 2, including the failure to approve and pay for such Landlord Work or other items if and to the extent Rider 2 provides they are to be approved or paid by Tenant.

TENANT PARTIES: As defined in Section 7.01.

TENANT WORK: All work installed or furnished to the Premises by Tenant in connection with Tenant’s initial occupancy pursuant to Rider 2.

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TENANT’S SHARE: Shall mean the percentage specified in Section 1.01 which represents the ratio of the Rentable Area of the Premises to the Rentable Area of the Project, subject to the provisions of Section 2.04.

TERM: The term of this Lease commencing on the Commencement Date and expiring on the Expiration Date.

TERMINATION DATE: The Expiration Date or such earlier date as this Lease terminates or Tenant’s right to possession of the Premises terminates.

WORKLETTER: The agreement regarding the manner of completion of Landlord Work, if any, and Tenant Work, if any, set forth on Exhibit B hereto.

ARTICLE TWO

PREMISES, TERM, FAILURE TO GIVE POSSESSION, COMMON AREAS AND PARKING

2.01	LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the terms, covenants and conditions provided in this Lease.

2.02	TERM

The Commencement Date shall be the date specified in Section 1.01 as the Commencement Date.

2.03	INTENTIONALLY DELETED
2.04	AREA OF PREMISES

Landlord and Tenant agree that for all purposes of this Lease the Rentable Area of the Premises, the Rentable Area of the Building and the Rentable Area of the Project as set forth in Article One are controlling, and are not subject to revision after the date of this Lease, except as otherwise provided herein. In the event that the demising walls of the Premises are to be built or modified after the date of execution of the Lease (either upon Tenant’s initial occupancy or any subsequent change in the Premises pursuant to other provisions of this Lease), then when such demising walls are substantially complete, Landlord shall have the right to verify or correct such square footage and accordingly adjust other amounts hereunder based upon such square footage.

2.05	CONDITION OF PREMISES

Tenant accepts the Premises in its AS-IS condition, without any express or implied representations or warranties of any kind by Landlord, its brokers, manager or agents, or the employees of any of them regarding the Premises. Landlord shall not have any obligation to construct or install any tenant improvements or alterations or to pay for any such construction or installation in any portion of the Premises, except as expressly set forth in Exhibit B attached hereto.

2.06	COMMON AREAS & PARKING

(a)           Right to Use Common Areas.  Tenant shall have the non-exclusive right, in common with others, to the use of any common entrances, ramps, drives and similar access and serviceways and other Common Areas in the Project. The rights of Tenant hereunder in and to the Common Areas shall at all times be subject to the rights of Landlord and other tenants and owners in the Project who use the same in common with Tenant, and it shall be the duty of Tenant to keep all the Common Areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant’s operations. Tenant shall not use the Common Areas or common facilities of the Building or the Project, including the Building’s electrical room, parking lot or trash enclosures, for storage purposes. Nothing herein shall affect the right of Landlord at any time to remove any persons not authorized to use the Common Areas or common facilities from such areas or facilities or to prevent their use by unauthorized persons.

(b)           Changes in Common Areas.  Landlord reserves the right, at any time and from time to time to (1) make alterations in or additions to the Common Areas or common facilities of the Project, including constructing new buildings or changing the location, size, shape or number of the driveways, entrances, parking spaces, parking areas, loading and unloading areas, landscape areas and walkways, (2) designate property to be included in or eliminate property from the Common Areas or common facilities of the Project, (3) close temporarily any of the Common Areas or common facilities of the Project for maintenance purposes, and (4) use the Common Areas and common facilities of the Project while engaged in making alterations in or additions and repairs to the Project; provided, however, that reasonable access to the Premises and parking at or near the Project remains available.

(c)           Parking.  During the Term, Tenant (and its employees) shall be permitted, without a parking charge except as provided below, to park up to the number of passenger vehicles set forth in (or determined in accordance with any formula, if any, set forth in) Section 1.01, on an unreserved basis, in the common parking areas as designated by Landlord from time to time for use by occupants of the Building. Tenant acknowledges and agrees that the parking spaces in the Project’s parking facility may include a mixture of spaces for compact vehicles as well as full-size passenger automobiles, and that Tenant shall not use parking spaces for vehicles larger than the striped size of the parking spaces. Tenant agrees to comply with those parking regulations and rules which Landlord establishes from time to time (which may include Landlord’s designation of reserved spaces and the requirement that vehicles bear a permanently affixed sticker) and, in the event a surcharge or regulatory fee may be imposed by any governmental authority with reference to parking, Tenant shall pay, per vehicle, to Landlord in advance (monthly or on such other basis as may be imposed by the governmental authority) such surcharge or fee as additional rent under this Lease. Tenant agrees that no vehicles belonging to, or subject to the control of Tenant or its employees, shall be “stored” in the parking area or parked overnight. If any vehicle is using the parking or loading areas contrary to any provision of this Section, Landlord shall have the right, in addition to all other rights and remedies of Landlord under this Lease, to remove or tow away the vehicle without prior notice to Tenant, and the cost thereof shall be paid to Landlord within ten (10) days after notice from Landlord to Tenant.

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ARTICLE THREE

RENT

Tenant agrees to pay to Landlord at the first office specified in Section 1.01, or to such other persons, or at such other places designated by Landlord, without any prior demand therefor in immediately available funds and without any deduction or offset whatsoever, Rent, including Monthly Base Rent and Rent Adjustments in accordance with Article Four, during the Term. Monthly Base Rent shall be paid monthly in advance on the first day of each month of the Term, except that the first installment of Monthly Base Rent shall be paid by Tenant to Landlord concurrently with execution of this Lease. Monthly Base Rent shall be prorated for partial months within the Term. Unpaid Rent shall bear interest at the Default Rate from the date due until paid. Tenant’s covenant to pay Rent shall be independent of every other covenant in this Lease.

ARTICLE FOUR

OPERATING EXPENSES, RENT ADJUSTMENTS AND PAYMENTS

4.01	RENT ADJUSTMENTS

Tenant shall pay to Landlord Rent Adjustments, including Rent Adjustment Deposits, with respect to each Adjustment Year as follows:

(1) The Rent Adjustment Deposit representing Tenant’s Share of Operating Expenses for the applicable Adjustment Year monthly in advance during the Term at the same time and manner as for payment of Monthly Base Rent, including advance payment of the first installment of the Rent Adjustment Deposit upon execution and delivery of this Lease; and

(2) Any Rent Adjustments due in excess of the Rent Adjustment Deposits in accordance with Section 4.02. Rent Adjustments due from Tenant to Landlord for any Adjustment Year shall be Tenant’s Share of Operating Expenses for such year.

4.02	STATEMENT OF LANDLORD

Within one hundred twenty (120) days after the end of each Adjustment Year within the Term, or as soon thereafter as reasonably possible, Landlord will furnish Tenant a statement (“Landlord’s Statement”) showing the following:

(1) Operating Expenses for the last Adjustment Year;

(2) The amount of Rent Adjustments due Landlord for the last Adjustment Year, less credit for Rent Adjustment Deposits paid, if any; and

(3) Any change in the Rent Adjustment Deposit due monthly in the current Adjustment Year, including the amount or revised amount due for months preceding any such change pursuant to Landlord’s Statement.

Tenant shall pay to Landlord within thirty (30) days after receipt of such statement any amounts for Rent Adjustments then due in accordance with Landlord’s Statement. Any amounts due from Landlord to Tenant pursuant to this Section shall be credited to the Rent Adjustment Deposit next coming due, or refunded to Tenant if the Term has already expired provided Tenant is not in default hereunder. No interest or penalties shall accrue on any amounts which Landlord is obligated to credit or refund to Tenant by reason of this Section 4.02. Landlord’s failure to deliver Landlord’s Statement or to compute the amount of the Rent Adjustments shall not constitute a waiver by Landlord of its right to deliver such items nor constitute a waiver or release of Tenant’s obligations to pay such amounts. The Rent Adjustment Deposit shall be credited against Rent Adjustments due for the applicable Adjustment Year. During the last complete calendar year or during any partial calendar year in which the Lease terminates, Landlord may include in the Rent Adjustment Deposit its estimate of Rent Adjustments which may not be finally determined until after the termination of this Lease. Tenant’s obligation to pay Rent Adjustments survives the expiration or termination of the Lease. Notwithstanding the foregoing, in no event shall the sum of Monthly Base Rent and the Rent Adjustments be less than the Monthly Base Rent payable.

4.03	BOOKS AND RECORDS

Landlord shall maintain books and records showing Operating Expenses and Taxes in accordance with sound accounting and management practices, consistently applied. The Tenant or its representative (which representative shall be a certified public accountant licensed to do business in the state in which the Property is located and whose primary business is certified public accounting) shall have the right, for a period of thirty (30) days following the date upon which Landlord’s Statement is delivered to Tenant, to examine the Landlord’s books and records with respect to the items in the foregoing statement of Operating Expenses and Taxes during normal business hours, upon written notice, delivered at least three (3) business days in advance. If Tenant does not object in writing to Landlord’s Statement within sixty (60) days of Tenant’s receipt thereof, specifying the nature of the item in dispute and the reasons therefor, then Landlord’s Statement shall be considered final and accepted by Tenant. Any amount due to the Landlord as shown on Landlord’s Statement, whether or not disputed by Tenant as provided herein shall be paid by Tenant when due as provided above, without prejudice to any such written exception.

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4.04	TENANT OR LEASE SPECIFIC TAXES

In addition to Monthly Base Rent, Rent Adjustments, Rent Adjustment Deposits and other charges to be paid by Tenant, Tenant shall pay to Landlord, upon demand, any and all taxes payable by Landlord (other than federal or state inheritance, general income, gift or estate taxes) whether or not now customary or within the contemplation of the parties hereto: (a) upon, allocable to, or measured by the Rent payable hereunder, including any gross receipts tax or excise tax levied by any governmental or taxing body with respect to the receipt of such rent; or (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (c) upon the measured value of Tenant’s personal property or trade fixtures located in the Premises or in any storeroom or any other place in the Premises or the Property, or the areas used in connection with the operation of the Property, it being the intention of Landlord and Tenant that, to the extent possible, Tenant shall cause such taxes on personal property or trade fixtures to be billed to and paid directly by Tenant; (d) resulting from Landlord Work, Tenant Work or Tenant Alterations to the Premises, whether title thereto is in Landlord or Tenant; or (e) upon this transaction. Taxes paid by Tenant pursuant to this Section 4.04 shall not be included in any computation of Taxes as part of Operating Expenses.

ARTICLE FIVE

SECURITY DEPOSIT

(a)           Tenant shall pay Landlord, concurrently with execution of this Lease, in immediately available funds the amount of the Security Deposit specified in Section 1.01 as security (“Security”) for the full and faithful performance by Tenant of each and every term, provision, covenant, and condition of this Lease. If Tenant fails timely to perform any of the terms, provisions, covenants and conditions of this Lease or any other document executed by Tenant in connection with this Lease, including, but not limited to, the payment of any Rent or the repair of damage to the Premises caused by Tenant (excluding normal wear and tear) then Landlord may use, apply, or retain the whole or any part of the Security for the payment of any such Rent not paid when due, for the cost of repairing such damage, for the cost of cleaning the Premises, for the payment of any other sum which Landlord may expend or may be required to expend by reason of Tenant’s failure to perform, and otherwise for compensation of Landlord for any other loss or damage to Landlord occasioned by Tenant’s failure to perform, including, but not limited to, any loss of future Rent and any damage or deficiency in the reletting of the Premises (whether such loss, damages or deficiency accrue before or after summary proceedings or other reentry by Landlord) and the amount of the unpaid past Rent, future Rent loss, and all other losses, costs and damages, that Landlord would be entitled to recover if Landlord were to pursue recovery under Section 11.02(b) or (c) of this Lease. If Landlord so uses, applies or retains all or part of the Security, Tenant shall within five (5) business days after demand pay or deliver to Landlord in immediately available funds the sum necessary to replace the amount used, applied or retained, except as specified in (d) below. If Tenant shall fully and faithfully comply with all of Tenant’s terms, provisions, covenants and conditions of this Lease, the Security (except any amount retained for application by Landlord as provided herein) shall be returned or paid over to Tenant no later than sixty (60) days after the latest of: (i) the Termination Date; (ii) the removal of Tenant from the Premises; (iii) the surrender of the Premises by Tenant to Landlord in accordance with this Lease; or (iv) the date Rent Adjustments owed pursuant to this Lease have been computed by Landlord and paid by Tenant. Provided, however, in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its obligations hereunder.

(b)           The Security shall not be deemed an advance rent deposit or an advance payment of any kind, or a measure of Landlord’s damages with respect to Tenant’s failure to perform, nor shall any action or inaction of Landlord with respect to it be a waiver of, or bar or defense to, enforcement of any right or remedy of Landlord. Landlord shall not be required to keep the Security separate from its general funds and shall not have any fiduciary or other duties concerning the Security except as set forth in this Section. Tenant shall not be entitled to any interest on the Security. In the event of any sale, lease or transfer of Landlord’s interest in the Building, Landlord shall have the right to transfer the Security, or balance thereof, to the vendee, transferee or lessee and any such transfer shall release Landlord from all liability for the return of the Security. Tenant thereafter shall look solely to such vendee, transferee or lessee for the return or payment of the Security. Tenant shall not assign or encumber or attempt to assign or encumber the Security or any interest in it and Landlord shall not be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance, and regardless of one or more assignments of this Lease, Landlord may return the Security to the original Tenant without liability to any assignee. Tenant hereby waives any and all rights of Tenant under the provisions of Section 1950.7 of the California Civil Code or other Law, now or hereafter enacted, regarding security deposits.

(c)           If Tenant fails timely to perform any obligation under this Article Five, such breach shall constitute a Default by Tenant under this Lease without any right to or requirement of any further notice or cure period under any other Article of this Lease, except such notice and cure period expressly provided under this Article Five.

(d)           Notwithstanding anything to the contrary contained herein, Landlord agrees that the Security pursuant to this Section shall be reduced as follows (each, a “Reduction”): (i) by an amount equal to Twenty-Five Thousand and 00/100 Dollars ($25,000.00) (the “First Reduction”) as of the commencement of the twenty-fifth (25th) full calendar month of the Term, which amount Landlord shall credit against Monthly Base Rent due for the twenty-fifth (25th) full calendar month of the Term and a portion of the twenty-sixth (26th) full calendar month of the Term, and (ii) by an amount equal to Twenty-Five Thousand and 00/100 Dollars ($25,000.00) (the “Second Reduction”) as of the commencement of the thirty-seventh (37th) full calendar month of the Term, which amount Landlord shall credit against Monthly Base Rent due for the thirty-seventh (37th) full calendar month of the Term and a portion of the thirty-eighth (38th) full calendar month of the Term. Each Reduction is expressly subject to the following: (i) Landlord shall have received thirty (30) days prior written notice from Tenant requesting the Reduction, (ii) prior to the date on which the Reduction is to be granted, there has occurred no Default on the part of Tenant, and in the event such a Default has occurred, the right to the Reduction is waived (irrespective of whether such Default is subsequently cured); and (iii) on the date on which the Reduction is to be granted there exists no act or omission on the part of Tenant which, with the passage of time or the giving of notice or both, would constitute a Default on the part of Tenant, in which event the right to the Reduction is waived unless and until such violation is timely cured. If Tenant is not entitled to the First Reduction due to Tenant’s failure to satisfy one of the foregoing conditions, then Tenant shall not be entitled to the Second Reduction.

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(e)           Subject to the remaining terms of this subsection (e), and provided (i) Tenant has timely paid all Rent due under this Lease during the twelve (12) month period immediately preceding the effective date of any reduction of the Security, and (ii) Tenant’s Financial Information (defined below) reflects, to Landlord’s satisfaction, an infusion of additional equity capital in Tenant in an amount of not less than $10,000,000.00, Tenant shall have the right to reduce the amount of the Security so that the new Security amount will be Twenty-five Thousand and 00/100 Dollars ($25,000.00) (in which event, the terms of subsection (d) above shall no longer apply). Notwithstanding anything to the contrary contained herein, if Tenant has been in Default under this Lease at any time prior to the effective date of any reduction of the Security Deposit and Tenant has failed to cure such default within any applicable cure period, then Tenant shall have no further right to reduce the amount of the Security as described in this subsection (e) or as described in subsection (d). If Tenant is entitled to a reduction in the Security, Tenant shall provide Landlord with written notice requesting that the Security be reduced as provided above (the “Reduction Notice”). Concurrent with Tenant’s delivery of the Reduction Notice, Tenant shall deliver to Landlord for review either, at Tenant’s election, (i) Tenant’s financial statements prepared in accordance with generally accepted accounting principles and audited by a nationally recognized public accounting firm acceptable to Landlord, and any other financial information requested by Landlord (“Tenant’s Financial Information”), or (ii) Tenant’s most recent form 8-K filings with the U.S. Securities and Exchange Commission. If Tenant provides Landlord with a Reduction Notice, and Tenant is entitled to reduce the Security as provided herein, Landlord shall refund the applicable portion of the Security to Tenant within forty-five (45) days after Landlord’s receipt of the Reduction Notice.

ARTICLE SIX

UTILITIES & SERVICES

6.01	LANDLORD’S GENERAL SERVICES

(a)           Landlord shall provide services and maintenance only as expressly provided in this Section 6.01 and Article Eight below.

(b)           Landlord shall provide water through Landlord’s existing water pipes and permit Tenant to connect to Landlord’s existing water and sewer pipes as provided in Section 6.02(b) below for the purpose of providing such utilities to the Premises. Landlord shall not be obligated to provide any chilled water, tempered water or water heater, nor shall Landlord be obligated to provide any restroom facility or plumbing above the slab.

(c)           Landlord shall provide electricity to Landlord’s existing main electrical panel and permit Tenant to connect to such panel for the purpose of providing such utility to the Premises as provided in Section 6.02(b) below.

(d)           Landlord shall permit Tenant to connect to Landlord’s existing main telephone panel for the purpose of providing such utility to the Premises as provided in Sections 6.02(b) and 6.03 below.

6.02	TENANT TO OBTAIN & PAY DIRECTLY

(a)           Tenant shall be responsible for and shall pay promptly all charges for janitorial service and all utilities (except as provided in Sections 6.02(b) and (c)), materials and services furnished directly to or used by Tenant in, on or about the Premises, together with all taxes thereon. Tenant shall contract directly with the providing companies for such utilities and services, subject to all other provisions of this Lease. If a particular utility is provided only to a master meter for the Building and Tenant cannot obtain and pay for such utility directly with the utility, then such utility shall be separately metered or submetered to the Premises.

(b)           All connections to Landlord’s existing electrical, water, sewer and telephone systems contemplated by Section 6.01 shall be subject to all other provisions of this Lease, including Landlord’s prior written approval, in Landlord’s sole discretion, of all relevant factors, including allocation of available capacity of each system, the extent to which the system is safely capable for the desired connection, and other provisions of Article Nine. Tenant shall make, operate, maintain and repair, at its sole cost and expense, all connections, to or of any electrical panel, breaker, feeder, wiring, conduits, transformer, plumbing and any additional equipment necessary to connect Tenant’s facilities to any Building Systems. Tenant’s use of electric current shall at no time exceed the capacity of the wiring, feeders and risers providing electric current to the Premises or the Building. The consent of Landlord to the installation of electric equipment shall not relieve Tenant from the obligation to limit usage of electricity to no more than such capacity.

(c)           Without limiting the generality of the foregoing, Tenant, at Tenant’s sole cost and expense, shall provide, install, operate, maintain, repair and replace meters (or if direct connection to the utility for the Premises exclusively is not available, then separate submeter(s)) for Tenant’s consumption of electricity (and upon Landlord’s request, for water and any other utility which Landlord permits Tenant to use). For any utility provided to the Premises through a master meter to the Building and separately submetered to Tenant, Tenant shall pay Landlord within ten (10) days after receipt of a statement for all costs of such electricity (and water or other utility which is separately submetered) used by or furnished to Tenant, as shown by such submeter(s). For any billing period which will not be completed and billed before the Lease terminates, Landlord may bill Tenant in advance on an estimated basis, subject to subsequent adjustment for any further amount due from Tenant or credit/refund due from Landlord when the final submeter readings are done. Tenant’s obligation to pay such amounts survives the expiration or termination of this Lease. Tenant shall cause all submeters installed by Tenant for any purpose, whether for electricity, water or other utility to be tested and certified prior to Tenant’s occupancy of the Premises and thereafter at least annually by a State of California certified testing company, at Tenant’s sole cost and expense.

6.03	TELEPHONE SERVICES

All telephone and communication connections which Tenant may desire outside the Premises and the contractors performing work in connection therewith shall be subject to Landlord’s prior written approval, in Landlord’s sole discretion. As to any such connections or work outside the Premises requiring Landlord’s approval, Landlord reserves the right to designate and control the entity or entities providing telephone or other communication cable installation, removal, repair and maintenance outside the Premises and to restrict and control access to telephone cabinets or panels. Tenant shall be responsible for and shall pay all costs incurred in connection with the installation and maintenance of telephone and communication wiring in the Premises, including any hook-up, access and maintenance fees related to the installation of such in the Premises; and there shall be included in Operating Expenses for the Building all installation, removal, hook-up or maintenance costs incurred by Landlord in connection with telephone and communication wiring serving the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant fails to maintain all telephone and communication wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone communication wiring serving the Building, Landlord or any vendor hired by Landlord may enter into and upon the Premises forthwith and perform such work as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord’s costs in connection therewith). No later than the Termination Date, Tenant agrees to remove all telephone communication wiring installed by Tenant for and during Tenant’s occupancy that Landlord requests Tenant to remove.

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6.04	FAILURE OR INTERRUPTION OF UTILITY OR SERVICE

To the extent that any equipment or machinery furnished or maintained by Landlord is used in the delivery of utilities to Tenant pursuant to Sections 6.01 or 6.02 and breaks down or ceases to function properly, Landlord shall use reasonable diligence to repair same promptly. In the event of any failure, stoppage or interruption of, or change in, any utilities or services supplied by Landlord which are not directly obtained by Tenant, Landlord shall use reasonable diligence to have service promptly resumed. In either event covered by the preceding two sentences, if the cause of any such failure, stoppage or interruption of, or change in, utilities or services is within the control of a public utility, other public or quasi-public entity, or utility provider, notification to such utility or entity of such failure, stoppage or interruption and request to remedy the same shall constitute “reasonable diligence” by Landlord to have service promptly resumed. Notwithstanding any other provision of this Section to the contrary, in the event of any failure, stoppage or interruption of, or change in, any utility or other service furnished to the Premises or the Project resulting from any cause, including changes in service provider or Landlord’s compliance with any voluntary or similar governmental or business guidelines now or hereafter published or any requirements now or hereafter established by any governmental agency, board or bureau having jurisdiction over the operation of the Project: (a) Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of Rent; (b) no such failure, stoppage, or interruption of any such utility or service shall constitute an eviction of Tenant or relieve Tenant of the obligation to perform any covenant or agreement of this Lease to be performed by Tenant; and (c) Landlord shall not be in breach of this Lease nor be liable to Tenant for damages or otherwise.

6.05	SIGNAGE

Tenant shall not install any signage within the Project, the Building or the Premises (if visible from the exterior of the Premises) without obtaining the prior written approval of Landlord (which approval shall not be unreasonably withheld or delayed), and Tenant shall be responsible for procurement, installation, maintenance and removal of any such signage installed by Tenant, and all costs in connection therewith. Tenant, at its sole cost and expense, shall be responsible for obtaining all necessary approvals and/or permits with respect to all of its signage, and for causing any such signage to at all times comply with Landlord’s current Project signage criteria, with any master associations, declaration or covenants, conditions and restrictions which apply to the Project and with all Laws.

ARTICLE SEVEN

POSSESSION, USE AND CONDITION OF PREMISES

7.01	POSSESSION AND USE OF PREMISES

(a)           Tenant shall occupy and use the Premises only for the uses specified in Section 1.01 to conduct Tenant’s business. Tenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which: (1) is unlawful or in violation of any Law or Environmental Law; (2) may be dangerous to persons or property or which may increase the cost of, or invalidate, any policy of insurance carried on the Building or covering its operations; (3) is contrary to or prohibited by the terms and conditions of this Lease or the rules and regulations as provided in Article Eighteen; (4) contrary to or prohibited by the articles, bylaws or rules of any owner’s association affecting the Project; (5) would interfere with the rights of other tenants or would tend to create or continue a nuisance; (6) would constitute any waste in or upon the Premises or Project; or (7) includes maintaining, servicing, repairing, fueling or refueling any truck or vehicle of any kind on the Premises or the Project, except as may be required to replace propane tanks mounted on any propane-powered forklifts. Without limiting the generality of the foregoing, Tenant shall not bring upon the Premises or any portion of the Project or use the Premises or permit the Premises or any portion thereof to be used for the growing, manufacturing, administration, distribution (including without limitation, any retail sales), possession, use or consumption of any cannabis, marijuana or cannabinoid product or compound, regardless of the legality or illegality of the same.

(b)           Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. §12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the “ADA”) establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises, the Building and the Project depending on, among other things: (1) whether Tenant’s business is deemed a “public accommodation” or “commercial facility”, (2) whether such requirements are “readily achievable”, and (3) whether a given alteration affects a “primary function area” or triggers “path of travel” requirements. The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance in the Common Areas, except as provided below, (b) Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III “path of travel” requirements triggered by Tenant Additions in the Premises, and (d) Landlord may perform, or require Tenant to perform, and Tenant shall be responsible for the cost of, ADA Title III compliance in the Common Areas necessitated by the Building being deemed to be a “public accommodation” instead of a “commercial facility” as a result of Tenant’s use of the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant’s employees.

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(c)           Landlord and Tenant agree to cooperate and use commercially reasonable efforts to participate in traffic management programs generally applicable to businesses located in or about the area and Tenant shall encourage and support van and car pooling by, and staggered and flexible working hours for, its office workers and service employees to the extent reasonably permitted by the requirements of Tenant’s business. Neither this Section or any other provision of this Lease is intended to or shall create any rights or benefits in any other person, firm, company, governmental entity or the public.

(d)           Tenant agrees to cooperate with Landlord and to comply with any and all guidelines or controls concerning energy management imposed upon Landlord by federal or state governmental organizations or by any energy conservation association to which Landlord is a party or which is applicable to the Building.

7.02	HAZARDOUS MATERIAL

(a)           Tenant shall not use, generate, manufacture, produce, store, release, discharge, or dispose of, on, under or about the Premises or any part of the Project, or transport to or from the Premises or any part of the Project, any Hazardous Material or allow any “Tenant Parties” (defined below) to do so. For purposes of this Lease, “Tenant Parties” shall mean all occupants or users of the Premises permitted or suffered by Tenant, or the employees, servants, agents, contractors, customers or invitees of Tenant or of any such occupants or users. The foregoing covenant shall not extend to insignificant amounts of substances typically found or used in general office applications so long as (i) such substances are maintained only in such quantities as are reasonably necessary for Tenant’s operations in the Premises, (ii) such substances are used strictly in accordance with the manufacturers’ instructions therefor and all applicable laws, (iii) such substances are not disposed of in or about the Building or the Project in a manner which would constitute a release or discharge thereof, and (iv) all such substances are removed from the Building and the Project by Tenant upon the expiration or earlier termination of this Lease. Tenant shall, within thirty (30) days after demand therefor, provide to Landlord a written list identifying any Hazardous Material then maintained by Tenant in the Building, the use of each such Hazardous Material so maintained by Tenant together with written certification by Tenant stating, in substance, that neither Tenant nor any person for whom Tenant is responsible has released or discharged any Hazardous Material in or about the Building or the Project. Landlord’s right of entry pursuant to Section 7.03 of this Lease shall include the right to enter and inspect the Premises for violations of Tenant’s covenants herein.

(b)           To the extent permitted by Law, Tenant hereby indemnifies, and agrees to protect, defend and hold the Indemnitees harmless, against any and all actions, claims, demands, liability, costs and expenses, including attorneys’ fees and expenses for the defense thereof, arising out of any and all of (i) the introduction into the Project by Tenant or any Tenant Parties of any Hazardous Material, (ii) the usage by Tenant or Tenant Parties of Hazardous Material in or about the Project, (iii) the discharge or release in or about the Project by Tenant or Tenant Parties of any Hazardous Material, (iv) any injury to or death of persons or damage to or destruction of property resulting from the use by Tenant or Tenant Parties of Hazardous Material in or about the Project, and (v) any failure of Tenant or Tenant Parties to observe the covenants of this Section 7.02. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel chosen by Landlord, in Landlord’s sole discretion. Landlord reserves the right to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity.

(c)           Tenant acknowledges that the sewer piping at the Project is made of ABS plastic. Accordingly, without Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion, only ordinary domestic sewage is permitted to be put into the drains at the Premises. UNDER NO CIRCUMSTANCES SHALL Tenant EVER DEPOSIT ANY ESTERS OR KETONES (USUALLY FOUND IN SOLVENTS TO CLEAN UP PETROLEUM PRODUCTS) IN THE DRAINS AT THE PREMISES. If Tenant desires to put any substances other than ordinary domestic sewage into the drains, it shall first submit to Landlord a complete description of each such substance, including its chemical composition, and a sample of such substance suitable for laboratory testing. Landlord shall promptly determine whether or not the substance can be deposited into the drains and its determination shall be absolutely binding on Tenant. Upon demand, Tenant shall reimburse Landlord for expenses incurred by Landlord in making such determination. If any substances not so approved hereunder are deposited in the drains in Tenant’s Premises, Tenant shall be liable to Landlord for all damages resulting therefrom, including but not limited to all costs and expenses incurred by Landlord in repairing or replacing the piping so damaged.

(d)           Upon any violation of any of the foregoing covenants, in addition to all remedies available to a landlord against the defaulting tenant, including but not limited to those set forth in Article Eleven of this Lease, Tenant expressly agrees that upon any such violation Landlord may, at its option (i) immediately terminate this Lease by giving written notice to Tenant of such termination, or (ii) continue this Lease in effect until compliance by Tenant with its clean-up and removal covenant (notwithstanding the expiration of the Term). No action by Landlord hereunder shall impair the obligations of Tenant pursuant to this Section 7.02.

7.03	LANDLORD ACCESS TO PREMISES; APPROVALS

(a)           Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises, so long as Tenant’s use, layout or design of the Premises is not materially affected or altered. Landlord or Landlord’s agents shall have the right to enter upon the Premises in the event of an emergency, or to inspect the Premises, to perform janitorial and other services (if any), to conduct safety and other testing in the Premises and to make such repairs, alterations, improvements or additions to the Premises or the Building or other parts of the Property as Landlord may deem necessary or desirable (including all alterations, improvements and additions in connection with a change in service provider or providers). Janitorial and cleaning services (if any) shall be performed after normal business hours. Any entry or work by Landlord may be during normal business hours and Landlord may use reasonable efforts to ensure that any entry or work shall not materially interfere with Tenant’s occupancy of the Premises.

(b)           If Tenant shall not be personally present to permit an entry into the Premises when for any reason an entry therein shall be necessary or permissible, Landlord (or Landlord’s agents), after attempting to notify Tenant (unless Landlord believes an emergency situation exists), may enter the Premises without rendering Landlord or its agents liable therefor, and without relieving Tenant of any obligations under this Lease.

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(c)           Landlord may enter the Premises for the purpose of conducting such inspections, tests and studies as Landlord may deem desirable or necessary to confirm Tenant’s compliance with all Laws and Environmental Laws or for other purposes necessary in Landlord’s reasonable judgment to ensure the sound condition of the Property and the systems serving the Property. Landlord’s rights under this Section 7.03 (c) are for Landlord’s own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party as a result of the exercise or non-exercise of such rights, for compliance with Laws or Environmental Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

(d)           Landlord may do any of the foregoing, or undertake any of the inspection or work described in the preceding paragraphs without such action constituting an actual or constructive eviction of Tenant, in whole or in part, or giving rise to an abatement of Rent by reason of loss or interruption of business of the Tenant, or otherwise.

(e)           The review, approval or consent of Landlord with respect to any item required or permitted under this Lease is for Landlord’s own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party, as a result of the exercise or non-exercise of such rights, for compliance with Laws or Environmental Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

(f)           Advance notice shall not be required for entry to perform routine janitorial and cleaning services or for entry in the event of an emergency or urgent situation, as reasonably determined by Landlord, but any other entry or work by Landlord shall be upon at least one (1) business day prior written notice to Tenant, which written notice may include notices e-mailed to Tenant’s on-site manager at the Premises. If Tenant shall not be personally present to permit an entry into the Premises when for any reason an entry therein shall be necessary or permissible, Landlord (or Landlord’s agents), after attempting to notify Tenant (unless Landlord believes an emergency situation exists) as set forth in this Paragraph, may enter the Premises without rendering Landlord or its agents liable therefor, and without relieving Tenant of any obligations under this Lease.

7.04	QUIET ENJOYMENT

Landlord covenants, in lieu of any implied covenant of quiet possession or quiet enjoyment, that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, and subject to the covenants and conditions set forth in the Lease and to the rights of any Mortgagee or ground lessor.

ARTICLE EIGHT

MAINTENANCE

8.01	LANDLORD’S MAINTENANCE

(a)           Subject to Article Fourteen and Section 8.02, Landlord shall maintain in good condition the following: (1) structural portions of the Building; (2) roof (excluding skylights); (3) bearing and exterior walls (excluding interior side of walls, all glass and exterior doors which face or open into any space occupied by Tenant or other tenants); (4) foundation; (5) under-slab standard sewer and plumbing system of the Building; (6) standard feeder lines for electricity and other utilities to the main panels to which Tenant may connect (as described in Article Six), except for any parts of such lines and facilities which are owned and/or maintained by the respective utility; (7) fire sprinkler system and any fire detection/warning; and (8) the Building’s standard heating, ventilating and air conditioning system. Landlord reserves the right to perform or to enter into contracts (“Service Contracts”) for regularly scheduled inspections, maintenance and service for the following: (i) pest control and/or extermination; and (ii) for equipment and improvements, whether serving any Common Areas or serving or located in the Premises (except for any special, non-standard equipment installed at Tenant’s sole cost and which Tenant has the right to remove upon expiration of the Term): heating, ventilating and air conditioning systems and equipment; roof and roof membrane; sprinkler system and any fire detection/warning system; and other systems, equipment or improvements. Landlord shall not be required to make any repair under this Section 8.01 to the Premises or Project (either as initially delivered by Landlord or thereafter) resulting from (a) any Tenant Additions performed by, for or because of Tenant or to special equipment or systems installed by, for or because of Tenant, (b) Tenant’s failure to observe any condition or perform any obligation of Tenant under this Lease, (c) any act or neglect of Tenant, its employees, servants, agents, contractors, invitees or customers, (d) fire and other casualty, except as provided by Article Fourteen, or (e) condemnation, except as provided by Article Fifteen.

(b)           Subject to Article Fourteen and Section 8.02, Landlord shall also (i) operate and maintain in good condition the Common Areas of the Project, including the landscaping and irrigation therefor, common drives, ramps, access and serviceways (including sweeping, striping and slurry coating), outdoor lighting of the Common Areas, and (ii) operate, manage and maintain in good condition any Project signage, except any specific identification of Tenant or other tenants on any monument(s) or multi-tenant sign platform(s), if any.

(c)           Except as provided in Article Fourteen and Article Fifteen, there shall be no abatement of rent, no allowance to Tenant for diminution of rental value and no liability of Landlord by reason of inconvenience, annoyance or any injury to or interference with Tenant’s business arising from the making of or the failure to provide or perform any service, maintenance or repairs in or to any portion of the Project or in or to any fixtures, appurtenances or equipment therein. Tenant waives the right to make repairs at Landlord’s expense under any Law now or hereafter in effect.

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8.02	TENANT’S MAINTENANCE

Subject to the provisions of Article Fourteen, Tenant shall, at Tenant’s sole cost and expense, maintain in good and clean condition, and make all repairs (except for any maintenance and repair which Landlord is expressly required to make pursuant to Section 8.01) to the following: (a) the Premises and fixtures therein, including the interior walls, interior side of exterior walls, skylight, glass and windows of the Premises, all doors to the Premises and all doors within the Premises; (b) slab within the Premises, and without limiting the generality of the foregoing, Tenant shall also cause any racking system to be designed by an engineer who has been approved in writing by Landlord, and any such system and its use shall be appropriate for, and shall not cause any damage to, the slab; (c) the electrical, lighting, plumbing and heating, ventilating and air conditioning systems or other utilities to the extent located within or serving the Premises (including both standard and non-standard equipment); (d) the area immediately surrounding the Premises (including all service-ways, loading docks and dock areas adjacent to the Premises, and garbage enclosures serving the Premises); and (e) Tenant’s signage. Tenant shall deliver to Landlord a copy of any maintenance contract entered into by Tenant with respect to the Premises with respect to any equipment or improvement for which Landlord does not carry a maintenance or service contract pursuant to Section 8.01(a) above. Notwithstanding anything contained in Section 8.01, but subject to the waivers set forth in Section 16.04, Tenant shall pay for any repairs to the Building or the Center which are caused by the act, negligence or carelessness of Tenant or its assignees, subtenants or employees, or of the respective agents of any of the foregoing persons, or of any other persons permitted in the Building or elsewhere in the Center by Tenant or any of them.

ARTICLE NINE

ALTERATIONS AND IMPROVEMENTS

9.01	TENANT ALTERATIONS

(a)           The following provisions shall apply to the completion of any Tenant Alterations:

(1) Tenant shall not, except as provided herein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, make or cause to be made any Tenant Alterations in or to the Premises or any Property systems serving the Premises. Tenant shall not, except as provided herein, without the prior written consent of Landlord, in Landlord’s sole discretion, make or cause to be made any Tenant Alterations which affect any structural elements of the Building, its foundation, its roof, its exterior, or any areas outside the Building. Prior to making any Tenant Alterations, Tenant shall give Landlord ten (10) days prior written notice (or such earlier notice as would be necessary pursuant to applicable Law) to permit Landlord sufficient time to post appropriate notices of non-responsibility. Subject to all other requirements of this Article Nine, Tenant may undertake Decoration work without Landlord’s prior written consent. Tenant shall furnish Landlord with the names and addresses of all contractors and subcontractors and copies of all contracts. All Tenant Alterations shall be completed at such time and in such manner as Landlord may from time to time designate, and only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, provided, however, that Landlord may, in its sole discretion, specify the engineers and contractors to perform all work relating to the Building’s systems (including the mechanical, heating, plumbing, security, ventilating, air-conditioning, electrical, communication and the fire and life safety systems in the Building). The contractors, mechanics and engineers who may be used are further limited to those whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. Landlord may further condition its consent upon Tenant furnishing to Landlord and Landlord approving prior to the commencement of any work or delivery of materials to the Premises related to the Tenant Alterations such of the following as specified by Landlord: architectural plans and specifications, opinions from Landlord’s engineers stating that the Tenant Alterations will not in any way adversely affect the Building’s systems, necessary permits and licenses, certificates of insurance, and such other documents in such form reasonably requested by Landlord. Landlord may, in the exercise of reasonable judgment, request that Tenant provide Landlord with appropriate evidence of Tenant’s ability to complete and pay for the completion of the Tenant Alterations such as a performance bond or letter of credit. Upon completion of the Tenant Alterations, Tenant shall deliver, or cause its contractor to deliver, to Landlord an as-built mylar and digitized (if available) set of plans and specifications for the Tenant Alterations.

(2) Tenant shall pay the cost of all Tenant Alterations and the cost of decorating the Premises and any work to the Property occasioned thereby. In connection with completion of any Tenant Alterations, Tenant shall pay Landlord a construction fee at Landlord’s then standard rate. Upon completion of Tenant Alterations, Tenant shall furnish Landlord with contractors’ affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith and such other documentation reasonably requested by Landlord or Mortgagee.

(3) Tenant agrees to complete all Tenant Alterations (i) in accordance with all Laws, Environmental Laws, all requirements of applicable insurance companies and in accordance with Landlord’s standard construction rules and regulations, and (ii) in a good and workmanlike manner with the use of good grades of materials. Tenant shall notify Landlord immediately if Tenant receives any notice of violation of any Law in connection with completion of any Tenant Alterations and shall immediately take such steps as are necessary to remedy such violation. In no event shall such supervision or right to supervise by Landlord nor shall any approvals given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant’s intended use or of compliance with the requirements of Section 9.01(a)(3)(i) and (ii) above or impose any liability upon Landlord in connection with the performance of such work.

(b)           All Tenant Additions to the Premises whether installed by Landlord or Tenant, shall without compensation or credit to Tenant, become part of the Premises and the property of Landlord at the time of their installation and shall remain in the Premises, unless pursuant to Article Twelve, Tenant may remove them or is required to remove them at Landlord’s request.

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(c)           To the extent that any work in connection with Tenant’s connections to Landlord’s existing electrical, water, sewer and telephone systems pursuant to Section 6.02, or performance of Tenant’s obligations pursuant to Section 8.02, or performance of any Tenant Alterations permitted above, would require access by Tenant to or through space of another lessee or occupant of the Building (“Occupied Space”), any such access shall be further subject to the following conditions: (i) Tenant’s reasonable prior written request to Landlord, so that Landlord may in turn give or make reasonable advance written notice and/or request to such lessee or occupant; (ii) coordination by Tenant so that the time of such entries shall be at mutually convenient dates and times for the lessee or occupant, Landlord and Tenant, provided however, Tenant agrees that Landlord or such lessee or occupant may require that such entry or entries be outside of normal business hours; (iii) Tenant shall use commercially reasonable efforts to avoid interference, and to minimize unavoidable interference, from any such access with the occupancy of such lessee or occupant; (iv) during all times of all such access, Tenant, and/or those entering on its behalf, must be accompanied by a security escort and Tenant shall pay for such escort(s) and representative(s); and (v) in connection with any such access, Tenant shall promptly pay for all damage caused by Tenant and/or those entering at its direction or on its behalf, and at the option of Landlord, Tenant shall perform any such repairs and restoration.

9.02	LIENS

Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the Land, the Premises, or any other part of the Property arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant shall within ten (10) days of receiving notice of such lien or claim (a) have such lien or claim for lien released of record or (b) deliver to Landlord a bond in form, content, amount, and issued by surety, satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnitees against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to take any of the above actions, Landlord, in addition to its rights and remedies under Article Eleven, without investigating the validity of such lien or claim for lien, may pay or discharge the same and Tenant shall, as payment of additional Rent hereunder, reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord’s expenses and attorneys’ fees.

ARTICLE TEN

ASSIGNMENT AND SUBLETTING

10.01	ASSIGNMENT AND SUBLETTING

(a)           Without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion, Tenant may not sublease, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the encumbering of Tenant’s interest therein in whole or in part, by operation of Law or otherwise or permit the use or occupancy of the Premises, or any part thereof, by anyone other than Tenant, provided, however, if Landlord chooses not to recapture the space proposed to be subleased or assigned as provided in Section 10.02, Landlord shall not unreasonably withhold its consent to a subletting or assignment under this Section 10.01. Tenant agrees that the provisions governing sublease and assignment set forth in this Article Ten shall be deemed to be reasonable. If Tenant desires to enter into any sublease of the Premises or assignment of this Lease, Tenant shall deliver written notice thereof to Landlord (“Tenant’s Notice”), together with the identity of the proposed subtenant or assignee and the proposed principal terms thereof and financial and other information sufficient for Landlord to make an informed judgment with respect to such proposed subtenant or assignee at least sixty (60) days prior to the commencement date of the term of the proposed sublease or assignment. If Tenant proposes to sublease less than all of the Rentable Area of the Premises, the space proposed to be sublet and the space retained by Tenant must each be a marketable unit as reasonably determined by Landlord and otherwise in compliance with all Laws. Landlord shall notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment or its decision to exercise its rights under Section 10.02 within thirty (30) days after receipt of Tenant’s Notice (and all required information). In no event may Tenant sublease any portion of the Premises or assign the Lease to any other tenant of the Project. Tenant shall submit for Landlord’s approval (which approval shall not be unreasonably withheld) any advertising which Tenant or its agents intend to use with respect to the space proposed to be sublet.

(b)           With respect to Landlord’s consent to an assignment or sublease, Landlord may take into consideration any factors which Landlord may deem relevant, and the reasons for which Landlord’s denial shall be deemed to be reasonable shall include, without limitation, the following:

(i) the business reputation or creditworthiness of any proposed subtenant or assignee is not acceptable to Landlord; or

(ii) in Landlord’s reasonable judgment the proposed assignee or subtenant would diminish the value or reputation of the Building or Landlord; or

(iii) any proposed assignee’s or subtenant’s use of the Premises would violate Section 7.01 of the Lease or would violate the provisions of any other leases of tenants in the Project;

(iv) the proposed assignee or subtenant is either a governmental agency, a school or similar operation, or a medical related practice; or

(v) the proposed subtenant or assignee is a bona fide prospective tenant of Landlord in the Project as demonstrated by a written proposal dated within ninety (90) days prior to the date of Tenant’s request; or

(vi) the proposed subtenant or assignee would materially increase the estimated pedestrian and vehicular traffic to and from the Premises and the Building.

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In no event shall Landlord be obligated to consider a consent to any proposed assignment of the Lease which would assign less than the entire Premises. In the event Landlord wrongfully withholds its consent to any proposed sublease of the Premises or assignment of the Lease, Tenant’s sole and exclusive remedy therefor shall be to seek specific performance of Landlord’s obligations to consent to such sublease or assignment.

(c)           Any sublease or assignment shall be expressly subject to the terms and conditions of this Lease. Any subtenant or assignee shall execute such documents as Landlord may reasonably require to evidence such subtenant or assignee’s assumption of the obligations and liabilities of Tenant under this Lease. Tenant shall deliver to Landlord a copy of all agreements executed by Tenant and the proposed subtenant and assignee with respect to the Premises. Landlord’s approval of a sublease, assignment, hypothecation, transfer or third party use or occupancy shall not constitute a waiver of Tenant’s obligation to obtain Landlord’s consent to further assignments or subleases, hypothecations, transfers or third party use or occupancy.

(d)           For purposes of this Article Ten, an assignment shall be deemed to include a change in the majority control of Tenant, resulting from any transfer, sale or assignment of shares of stock of Tenant occurring by operation of Law or otherwise if Tenant is a corporation whose shares of stock are not traded publicly. If Tenant is a partnership, any change in the partners of Tenant shall be deemed to be an assignment.

10.02	RECAPTURE

Landlord shall have the option to exclude from the Premises covered by this Lease (“recapture”), the space proposed to be sublet or subject to the assignment, effective as of the proposed commencement date of such sublease or assignment. If Landlord elects to recapture, Tenant shall surrender possession of the space proposed to be subleased or subject to the assignment to Landlord on the effective date of recapture of such space from the Premises, such date being the Termination Date for such space. Effective as of the date of recapture of any portion of the Premises pursuant to this section, the Monthly Base Rent, Rentable Area of the Premises and Tenant’s Share shall be adjusted accordingly.

10.03	EXCESS RENT

Tenant shall pay Landlord on the first day of each month during the term of the sublease or assignment, fifty percent (50%) of the amount by which the sum of all rent and other consideration (direct or indirect) due from the subtenant or assignee for such month exceeds: (i) that portion of the Monthly Base Rent and Rent Adjustments due under this Lease for said month which is allocable to the space sublet or assigned; and (ii) the following costs and expenses for the subletting or assignment of such space: (1) brokerage commissions and attorneys’ fees and expenses, (2) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment; and (3) “free rent” periods, costs of any inducements or concessions given to subtenant or assignee, moving costs, and other amounts in respect of such subtenant’s or assignee’s other leases or occupancy arrangements. All such costs and expenses shall be amortized over the term of the sublease or assignment pursuant to sound accounting principles.

10.04	TENANT LIABILITY

In the event of any sublease or assignment, whether or not with Landlord’s consent, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option, to the extent such exercise is expressly permitted by Landlord. Tenant’s liability shall remain primary, and in the event of default by any subtenant, assignee or successor of Tenant in performance or observance of any of the covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said subtenant, assignee or successor. After any assignment, Landlord may consent to subsequent assignments or subletting of this Lease, or amendments or modifications of this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant or any successor of Tenant of liability under this Lease. If Landlord grants consent to such sublease or assignment, Tenant shall pay all reasonable attorneys’ fees and expenses incurred by Landlord with respect to such assignment or sublease. In addition, if Tenant has any options to extend the term of this Lease or to add other space to the Premises, such options shall not be available to any subtenant or assignee, directly or indirectly without Landlord’s express written consent, which may be withheld in Landlord’s sole discretion.

10.05	ASSUMPTION AND ATTORNMENT

If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall, at Landlord’s option, within fifteen (15) days following any request by Landlord, obtain and furnish to Landlord the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord and will pay all subrent directly to Landlord.

ARTICLE ELEVEN

DEFAULT AND REMEDIES

11.01	EVENTS OF DEFAULT

The occurrence or existence of any one or more of the following shall constitute a “Default” by Tenant under this Lease:

(i)	Tenant fails to pay any installment or other payment of Rent including Rent Adjustment Deposits or Rent Adjustments within five (5) days after the date when due;
(ii)	Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease or the Workletter and fails to cure such default within fifteen (15) days after written notice thereof to Tenant, unless the default involves a hazardous condition, which shall be cured forthwith or unless the failure to perform is a Default for which this Lease specifies there is no cure or grace period;
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(iii)	the interest of Tenant in this Lease is levied upon under execution or other legal process;
(iv)	a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Act, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant’s debts, which in the case of an involuntary action is not discharged within thirty (30) days;
(v)	Tenant is declared insolvent by Law or any assignment of Tenant’s property is made for the benefit of creditors;
(vi)	a receiver is appointed for Tenant or Tenant’s property, which appointment is not discharged within thirty (30) days;
(vii)	any action taken by or against Tenant to reorganize or modify Tenant’s capital structure in a materially adverse way which in the case of an involuntary action is not discharged within thirty (30) days;
(viii)	upon the dissolution of Tenant; or
(ix)	upon the third occurrence within any Lease Year that Tenant fails to pay Rent when due or has breached a particular covenant of this Lease (whether or not such failure or breach is thereafter cured within any stated cure or grace period or statutory period).
11.02	LANDLORD’S REMEDIES

(a)           A Default shall constitute a breach of the Lease for which Landlord shall have the rights and remedies set forth in this Section 11.02 and all other rights and remedies set forth in this Lease or now or hereafter allowed by Law, whether legal or equitable, and all rights and remedies of Landlord shall be cumulative and none shall exclude any other right or remedy.

(b)           With respect to a Default, at any time Landlord may terminate Tenant’s right to possession by written notice to Tenant stating such election. Upon the termination of Tenant’s right to possession pursuant to this Section 11.02, Tenant’s right to possession shall terminate and this Lease shall terminate, and Tenant shall remain liable as hereinafter provided. Upon such termination, Landlord shall have the right, subject to applicable Law, to re-enter the Premises and dispossess Tenant and the legal representatives of Tenant and all other occupants of the Premises by unlawful detainer or other summary proceedings, or otherwise as permitted by Law, regain possession of the Premises and remove their property (including their trade fixtures, personal property and those Tenant Additions which Tenant is required or permitted to remove under Article Twelve), but Landlord shall not be obligated to effect such removal, and such property may, at Landlord’s option, be stored elsewhere, sold or otherwise dealt with as permitted by Law, at the risk of, expense of and for the account of Tenant, and the proceeds of any sale shall be applied pursuant to Law. Landlord shall in no event be responsible for the value, preservation or safekeeping of any such property. Tenant hereby waives all claims for damages that may be caused by Landlord’s removing or storing Tenant’s personal property pursuant to this Section or Section 12.01, and Tenant hereby indemnifies, and agrees to defend, protect and hold harmless, the Indemnitees from any and all loss, claims, demands, actions, expenses, liability and cost (including attorneys’ fees and expenses) arising out of or in any way related to such removal or storage. Upon such written termination of Tenant’s right to possession and this Lease, Landlord shall have the right to recover damages for Tenant’s Default as provided herein or by Law, including the following damages provided by California Civil Code Section 1951.2:

(1)           the worth at the time of award of the unpaid Rent which had been earned at the time of termination;

(2)           the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could reasonably have been avoided;

(3)           the worth at the time of award of the amount by which the unpaid Rent for the balance of the term of this Lease after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and

(4)           any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The word “rent” as used in this Section 11.02 shall have the same meaning as the defined term Rent in this Lease. The “worth at the time of award” of the amount referred to in clauses (1) and (2) above is computed by allowing interest at the Default Rate. The worth at the time of award of the amount referred to in clause (3) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid Rent under clause (3) above, the monthly Rent reserved in this Lease shall be deemed to be the sum of the Monthly Base Rent, and monthly Storage Space Rent, if any, and the amounts last payable by Tenant as Rent Adjustments for the calendar year in which Landlord terminated this Lease as provided hereinabove.

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(c)           Even if Tenant is in Default and/or has abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession by written notice as provided in Section 11.02(b) above, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Rent as it becomes due under this Lease. In such event, Landlord shall have all of the rights and remedies of a landlord under California Civil Code Section 1951.4 (lessor may continue Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations), or any successor statute. During such time as Tenant is in Default, if Landlord has not terminated this Lease by written notice and if Tenant requests Landlord’s consent to an assignment of this Lease or a sublease of the Premises, subject to Landlord’s option to recapture pursuant to Section 10.02, Landlord shall not unreasonably withhold its consent to such assignment or sublease. Tenant acknowledges and agrees that the provisions of Article Ten shall be deemed to constitute reasonable limitations of Tenant’s right to assign or sublet. Tenant acknowledges and agrees that in the absence of written notice pursuant to Section 11.02(b) above terminating Tenant’s right to possession, no other act of Landlord shall constitute a termination of Tenant’s right to possession or an acceptance of Tenant’s surrender of the Premises, including acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease or the withholding of consent to a subletting or assignment, or terminating a subletting or assignment, if in accordance with other provisions of this Lease.

(d)           In the event that Landlord seeks an injunction with respect to a breach or threatened breach by Tenant of any of the covenants, conditions or provisions of this Lease, Tenant agrees to pay the premium for any bond required in connection with such injunction.

(e)           Tenant hereby waives any and all rights to relief from forfeiture, redemption or reinstatement granted by Law (including California Civil Code of Procedure Sections 1174 and 1179) in the event of Tenant being evicted or dispossessed for any cause or in the event of Landlord obtaining possession of the Premises by reason of Tenant’s Default or otherwise;

(f)           When this Lease requires giving or service of a notice of Default or of a failure of Tenant to observe or perform any covenant, condition or provision of this Lease which will constitute a Default unless Tenant so observes or performs within any applicable cure period, and so long as the notice given or served provides Tenant the longer of any applicable cure period required by this Lease or by statute, then the giving of any equivalent or similar statutory notice, including any equivalent or similar notices required by California Code of Civil Procedure Section 1161 or any similar or successor statute, shall replace and suffice as any notice required under this Lease. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) pursuant to the statutory service of notice procedures shall be sufficient in lieu of, and shall satisfy, any requirements to give notice to the addresses and in the manner required by Article Twenty-four, and without limiting the foregoing, any notice of unlawful detainer required by California Code of Civil Procedure Section 1161 or any similar or successor statute with respect to termination of possession, recovery of possession, eviction, termination of the Lease or similar action or proceeding shall not be required to be given pursuant to Article Twenty-four or to the notice addresses for Tenant set forth in this Lease, but instead may be served as required by Code of Civil Procedure Section 1162 or any similar or successor statute, and for purposes of Code of Civil Procedure Section 1162 or any similar or successor statute, Tenant’s “place of residence” and “usual place of business” shall mean the address of the Premises.

(g)           The voluntary or other surrender or termination of this Lease, or a mutual termination or cancellation thereof, shall not work a merger and shall terminate all or any existing assignments, subleases, subtenancies or occupancies permitted by Tenant, except if and as otherwise specified in writing by Landlord.

(h)           No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant, and no exercise by Landlord of its rights pursuant to Section 26.15 to perform any duty which Tenant fails timely to perform, shall impair any right or remedy or be construed as a waiver. No provision of this Lease shall be deemed waived by Landlord unless such waiver is in a writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease.

11.03	ATTORNEY’S FEES

Tenant shall be liable for, and shall pay upon demand, all costs and expenses, including reasonable attorneys’ fees, incurred by Landlord in enforcing Tenant’s performance of its obligations under this Lease, or resulting from Tenant’s Default (regardless of whether suit is initiated), or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord’s fault, to become involved or concerned.

11.04	BANKRUPTCY

The following provisions shall apply in the event of the bankruptcy or insolvency of Tenant:

(a)           In connection with any proceeding under Chapter 7 of the Bankruptcy Code where the trustee of Tenant elects to assume this Lease for the purposes of assigning it, such election or assignment, may only be made upon compliance with the provisions of (b) and (c) below, which conditions Landlord and Tenant acknowledge to be commercially reasonable. In the event the trustee elects to reject this Lease then Landlord shall immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee.

(b)           Any election to assume this Lease under Chapter 11 or 13 of the Bankruptcy Code by Tenant as debtor-in-possession or by Tenant’s trustee (the “Electing Party”) must provide for:

The Electing Party to cure or provide to Landlord adequate assurance that it will cure all monetary defaults under this Lease within fifteen (15) days from the date of assumption and it will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption. Landlord and Tenant acknowledge such condition to be commercially reasonable.

(c)           If the Electing Party has assumed this Lease or elects to assign Tenant’s interest under this Lease to any other person, such interest may be assigned only if the intended assignee has provided adequate assurance of future performance (as herein defined), of all of the obligations imposed on Tenant under this Lease.

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For the purposes hereof, “adequate assurance of future performance” means that Landlord has ascertained that each of the following conditions has been satisfied:

(i)	The assignee has submitted a current financial statement, certified by its chief financial officer, which shows a net worth and working capital in amounts sufficient to assure the future performance by the assignee of Tenant’s obligations under this Lease; and
(ii)	Landlord has obtained consents or waivers from any third parties which may be required under a lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

(d)          Landlord’s acceptance of rent or any other payment from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the requirement of Landlord’s consent, Landlord’s right to terminate this Lease for any transfer of Tenant’s interest under this Lease without such consent, or Landlord’s claim for any amount of Rent due from Tenant.

11.05	LANDLORD’S DEFAULT

Landlord shall be in default hereunder in the event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days after the receipt by Landlord of written notice from Tenant of the alleged failure to perform. In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord’s default as to any covenant or agreement contained in this Lease. Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant’s remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, it will give Mortgagee notice and a reasonable time to cure any default by Landlord.

ARTICLE TWELVE

SURRENDER OF PREMISES

Upon the Termination Date, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear and tear, and damage caused by Landlord excepted. Tenant shall deliver to Landlord all keys to the Premises. Tenant shall remove from the Premises all movable personal property of Tenant and Tenant’s trade fixtures, including, subject to Section 6.03, cabling for any of the foregoing. Tenant shall be entitled to remove such Tenant Additions which at the time of their installation Landlord and Tenant agreed may be removed by Tenant. Tenant shall also remove such other Tenant Additions as required by Landlord, including any Tenant Additions containing Hazardous Material. Tenant immediately shall repair all damage resulting from removal of any of Tenant’s property, furnishings or Tenant Additions, shall close all floor, ceiling and roof openings and shall restore the Premises to a tenantable condition as reasonably determined by Landlord. If any of the Tenant Additions which were installed by Tenant involved the lowering of ceilings, raising of floors or the installation of specialized wall or floor coverings or lights, then Tenant shall also be obligated to return such surfaces to their condition prior to the commencement of this Lease. Tenant shall also be required to close any staircases or other openings between floors. Notwithstanding any of the foregoing to the contrary, if so requested by Tenant in writing (and prominently in all capital and bold lettering which also states that such request is pursuant to Article 12 of the Lease) at the time Tenant requests approval of any Tenant Work or subsequent Tenant Alterations, Landlord shall advise Tenant at the time of Landlord’s approval of such Tenant Work or Tenant Alterations as to whether Landlord will require that such Tenant Work or Tenant Alterations be removed by Tenant from the Premises; provided, however, regardless of the foregoing, in any event, Landlord may require removal of any Tenant Additions containing Hazardous Material and all Tenant’s trade fixtures, and, subject to Section 6.03, cabling and wiring installed for Tenant’s personal property or trade fixtures. In the event possession of the Premises is not delivered to Landlord when required hereunder, or if Tenant shall fail to remove those items described above, Landlord may (but shall not be obligated to), at Tenant’s expense, remove any of such property and store, sell or otherwise deal with such property as provided in Section 11.02(b), including the waiver and indemnity obligations provided in that Section, and undertake, at Tenant’s expense, such restoration work as Landlord deems necessary or advisable.

ARTICLE THIRTEEN

HOLDING OVER

Tenant shall pay Landlord the greater of (i) double the monthly Rent payable for the month immediately preceding the holding over (including increases for Rent Adjustments which Landlord may reasonably estimate) or, (ii) double the fair market rental value of the Premises as reasonably determined by Landlord for each month or portion thereof that Tenant retains possession of the Premises, or any portion thereof, after the Termination Date (without reduction for any partial month that Tenant retains possession). Tenant shall also pay all damages sustained by Landlord by reason of such retention of possession. The provisions of this Article shall not constitute a waiver by Landlord of any re-entry rights of Landlord and Tenant’s continued occupancy of the Premises shall be as a tenancy in sufferance. If Tenant retains possession of the Premises, or any part thereof for thirty (30) days after the Termination Date then at the sole option of Landlord expressed by written notice to Tenant, but not otherwise, such holding over shall constitute an extension of the Term of this Lease for a period of one (1) year on the same terms and conditions (including those with respect to the payment of Rent) as provided in this Lease, except that the Monthly Base Rent for such period shall be equal to the greater of (i) 150% of the Monthly Base Rent payable during the month preceding the Termination Date, or (ii) 150% of the monthly base rent then being quoted by Landlord for similar space in the Building.

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ARTICLE FOURTEEN

DAMAGE BY FIRE OR OTHER CASUALTY

14.01	SUBSTANTIAL UNTENANTABILITY

(a)           If any fire or other casualty (whether insured or uninsured) renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration and shall by notice advise Tenant of such estimate (“Landlord’s Notice”). If Landlord estimates that the amount of time required to substantially complete such repair and restoration will exceed one hundred eighty (180) days from the date such damage occurred, then Landlord, or Tenant if all or a substantial portion of the Premises is rendered untenantable, shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the other at any time within twenty (20) days after delivery of Landlord’s Notice, provided that if Landlord so chooses, Landlord’s Notice may also constitute such notice of termination.

(b)           In the event that the Building is damaged or destroyed to the extent of more than twenty-five percent (25%) of its replacement cost or to any extent if no insurance proceeds or insufficient insurance proceeds are receivable by Landlord, or if the buildings at the Project shall be damaged to the extent of fifty percent (50%) or more of the replacement value or to any extent if no insurance proceeds or insufficient insurance proceeds are receivable by Landlord, and regardless of whether or not the Premises be damaged, Landlord may elect by written notice to Tenant given within thirty (30) days after the occurrence of the casualty to terminate this Lease in lieu of so restoring the Premises, in which event this Lease shall terminate as of the date specified in Landlord’s notice, which date shall be no later than sixty (60) days following the date of Landlord’s notice.

(c)           Unless this Lease is terminated as provided in the preceding Subsections 14.01 (a) and (b), Landlord shall proceed with reasonable promptness to repair and restore the Premises to its condition as existed prior to such casualty, subject to reasonable delays for insurance adjustments and Force Majeure delays, and also subject to zoning Laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the time period estimated by Landlord so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration.

(d)           Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damages to the Premises, except for those proceeds of Tenant’s insurance of its own personal property and equipment which would be removable by Tenant at the Termination Date. All such insurance proceeds shall be payable to Landlord whether or not the Premises are to be repaired and restored, provided, however, if this Lease is not terminated and the parties proceed to repair and restore Tenant Additions at Tenant’s cost, to the extent Landlord received proceeds of Tenant’s insurance covering Tenant Additions, such proceeds shall be applied to reimburse Tenant for its cost of repairing and restoring Tenant Additions.

(e)           Notwithstanding anything in this Article Fourteen to the contrary: (i) Landlord shall have no duty pursuant to this Section to repair or restore any portion of any Tenant Additions or to expend for any repair or restoration of the Premises or Building amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration; and (ii) Tenant shall not have the right to terminate this Lease pursuant to this Section if any damage or destruction was caused by the act or neglect of Tenant, its agent or employees. Whether or not the Lease is terminated pursuant to this Article Fourteen, in no event shall Tenant be entitled to any compensation or damages for loss of the use of the whole or any part of the Premises or for any inconvenience or annoyance occasioned by any such damage, destruction, rebuilding or restoration of the Premises or the Building or access thereto.

(f)           Any repair or restoration of the Premises performed by Tenant shall be in accordance with the provisions of Article Nine hereof.

14.02	INSUBSTANTIAL UNTENANTABILITY

Unless this Lease is terminated as provided in the preceding Subsections 14.01 (a) and (b), then Landlord shall proceed to repair and restore the Building or the Premises other than Tenant Additions, with reasonable promptness, unless such damage is to the Premises and occurs during the last six (6) months of the Term, in which event either Tenant or Landlord shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to the other within twenty (20) days after the date of such casualty. Notwithstanding the foregoing, Landlord’s obligation to repair shall be limited in accordance with the provisions of Section 14.01 above.

14.03	RENT ABATEMENT

Except for the negligence or willful act of Tenant or its agents, employees, contractors or invitees, if all or any part of the Premises are rendered untenantable by fire or other casualty and this Lease is not terminated, Monthly Base Rent and Rent Adjustments shall abate for that part of the Premises which is untenantable on a per diem basis from the date of the casualty until Landlord has Substantially Completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such casualty, Tenant does not occupy the portion of the Premises which is untenantable during such period.

14.04	WAIVER OF STATUTORY REMEDIES

The provisions of this Lease, including this Article Fourteen, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, the Premises or the Property or any part of either, and any Law, including Sections 1932(2), 1933(4), 1941 and 1942 of the California Civil Code, with respect to any rights or obligations concerning damage or destruction shall have no application to this Lease or to any damage to or destruction of all or any part of the Premises or the Property or any part of either, and are hereby waived.

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ARTICLE FIFTEEN

EMINENT DOMAIN

15.01	TAKING OF WHOLE OR SUBSTANTIAL PART

In the event the whole or any substantial part of the Building or of the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and is thereby rendered untenantable, this Lease shall terminate as of the date title vests in such authority or any earlier date on which possession is required to be surrendered to such authority, and Monthly Base Rent and Rent Adjustments shall be apportioned as of the Termination Date. Further, if at least twenty-five percent (25%) of the rentable area of the Project is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation), and regardless of whether or not the Premises be so taken or condemned, Landlord may elect by written notice to Tenant to terminate this Lease as of the date title vests in such authority or any earlier date on which possession is required to be surrendered to such authority, and Monthly Base Rent and Rent Adjustments shall be apportioned as of the Termination Date. Landlord may, without any obligation to Tenant, agree to sell or convey to the taking authority the Premises, the Building, the Project or any portion thereof sought by the taking authority, free from this Lease and the right of Tenant hereunder, without first requiring that any action or proceeding be instituted or, if instituted, pursued to a judgment. Notwithstanding anything to the contrary herein set forth, in the event the taking of the Building or Premises is temporary (for less than the remaining term of the Lease), Landlord may elect either (i) to terminate this Lease or (ii) permit Tenant to receive the entire award attributable to the Premises in which case Tenant shall continue to pay Rent and this Lease shall not terminate.

15.02	TAKING OF PART

In the event a part of the Building or the Premises is taken or condemned by any competent authority (or a deed is delivered in lieu of condemnation) and this Lease is not terminated, the Lease shall be amended to reduce or increase, as the case may be, the Monthly Base Rent and Tenant’s Share to reflect the Rentable Area of the Premises or Building, as the case may be, remaining after any such taking or condemnation. Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale) shall make necessary repairs and restorations to the Premises (exclusive of Tenant Additions) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit. Notwithstanding the foregoing, if as a result of any taking, or a governmental order that the grade of any street or alley adjacent to the Building is to be changed and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building or prevents the economical operation of the Building, Landlord shall have the right to terminate this Lease upon ninety (90) days prior written notice to Tenant.

15.03	COMPENSATION

Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, to Tenant Additions paid for by Tenant without any credit or allowance from Landlord, for fixtures or personal property of Tenant, or for relocation or business interruption expenses, so long as there is no diminution of Landlord’s award as a result.

ARTICLE SIXTEEN

INSURANCE

16.01	TENANT’S INSURANCE

Tenant, at Tenant’s expense, agrees to maintain in force, with a company or companies acceptable to Landlord, during the Term: (a) Commercial General Liability Insurance on a primary basis and without any right of contribution from any insurance carried by Landlord covering the Premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including contractual liability covering the indemnification provisions in this Lease. Such insurance shall be for such limits that are reasonably required by Landlord from time to time but not less than a One Million and No/100 Dollars ($1,000,000.00) per occurrence with and Two Million and No/100 Dollars ($2,000,000.00) in the aggregate; (b) Workers’ Compensation and Employers’ Liability Insurance to the extent required by and in accordance with the Laws of the State of California or One Million and No/100 Dollars ($1,000,000) per person, disease and accident, whichever is greater; (c) “All Risks” property insurance in an amount adequate to cover the full replacement cost of all Tenant Additions to the Premises, equipment, installations, fixtures and contents of the Premises in the event of loss; (d) In the event a motor vehicle is to be used by Tenant in connection with its business operation from the Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than One Million and No/100 Dollars ($1,000,000.00) combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any owned, non-owned or hired motor vehicles; (e) Umbrella Liability Insurance of not less than One Million and No/100 Dollars ($1,000,000.00) per occurrence; (f) Loss of Income, Extra Expense and Business Interruption Insurance in such amounts as will reimburse Tenant for 12 months of direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises, Tenant’s parking areas or to the Building as a result of such perils; and (g) such other insurance or coverages as Landlord reasonably requires.

16.02	FORM OF POLICIES

Each policy referred to in 16.01 shall satisfy the following requirements. Each policy shall (i) name Landlord and the Indemnitees as additional insureds (except Workers’ Compensation and Employers’ Liability Insurance), (ii) be issued by one or more responsible insurance companies licensed to do business in the State of California reasonably satisfactory to Landlord, (iii) where applicable, provide for deductible amounts satisfactory to Landlord and not permit co-insurance, (iv) shall provide that such insurance may not be canceled or amended without thirty (30) days’ prior written notice to the Landlord, and (v) each policy of “All-Risks” property insurance shall provide that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies. Tenant shall deliver to Landlord, certificates of insurance to be maintained by Tenant hereunder, not less than ten (10) days prior to the Commencement Date and not less than ten (10) days prior to the expiration date of each policy. Notwithstanding the foregoing, if Landlord is brought into a suit or claim under Tenant’s required insurance coverages, Landlord reserves the right to receive a full copy of the applicable policy(ies).

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16.03	LANDLORD’S INSURANCE

Landlord agrees to purchase and keep in full force and effect during the Term hereof, including any extensions or renewals thereof, insurance under policies issued by insurers of recognized responsibility, qualified to do business in the State of California on the Building in amounts not less than the greater of eighty (80%) percent of the then full replacement cost (without depreciation) of the Building (above foundations and excluding Tenant Additions to the Premises) or an amount sufficient to prevent Landlord from becoming a co-insurer under the terms of the applicable policies, against fire and such other risks as may be included in standard forms of all risk coverage insurance reasonably available from time to time. Landlord agrees to maintain in force during the Term, Commercial General Liability Insurance covering the Building on an occurrence basis against all claims for personal injury, bodily injury, death and property damage. Such insurance shall be for a combined single limit of Five Million and No/100 Dollars ($5,000,000.00). Neither Landlord’s obligation to carry such insurance nor the carrying of such insurance shall be deemed to be an indemnity by Landlord with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Tenant’s negligent acts or omissions or willful misconduct. Without obligation to do so, Landlord may, in its sole discretion from time to time, carry insurance in amounts greater and/or for coverage additional to the coverage and amounts set forth above.

16.04	WAIVER OF SUBROGATION

(a)           Landlord agrees that, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of California, it will include in its “All Risks” policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

(b)           Tenant agrees to include, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of California, in its “All Risks” insurance policy or policies on Tenant Additions to the Premises, whether or not removable, and on Tenant’s furniture, furnishings, fixtures and other property removable by Tenant under the provisions of this Lease appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. If Tenant is unable to obtain in such policy or policies either of the clauses described in the preceding sentence, Tenant shall, if legally possible and without necessitating a change in insurance carriers, have Landlord named in such policy or policies as an additional insured. If Landlord shall be named as an additional insured in accordance with the foregoing, Landlord agrees to endorse promptly to the order of Tenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy or representing any other payment growing out of or connected with said policies, and Landlord does hereby irrevocably waive any and all rights in and to such proceeds and payments.

(c)           Provided that Landlord’s right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Real Property and the fixtures, appurtenances and equipment therein, except Tenant Additions, to the extent the same is covered by Landlord’s insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant’s right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees and against every other tenant in the Real Property who shall have executed a similar waiver as set forth in this Section 16.04 (c) for loss or damage to Tenant Additions, whether or not removable, and to Tenant’s furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent the same is covered or coverable by Tenant’s insurance required under this Lease, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

(d)           Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subparagraphs (a) and (b) above cannot be obtained on the terms hereinbefore provided and thereafter to furnish the other with a certificate of insurance or copy of such policies showing the naming of the other as an additional insured, as aforesaid. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses or naming. All such policies which name both Landlord and Tenant as additional insureds shall, to the extent obtainable, contain agreements by the insurers to the effect that no act or omission of any additional insured will invalidate the policy as to the other additional insureds.

16.05	NOTICE OF CASUALTY

Tenant shall give Landlord notice in case of a fire or accident in the Premises promptly after Tenant is aware of such event.

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ARTICLE SEVENTEEN

WAIVER OF CLAIMS AND INDEMNITY

17.01	WAIVER OF CLAIMS

To the extent permitted by Law, Tenant releases the Indemnitees from, and waives all claims for, damage to person or property sustained by the Tenant or any occupant of the Premises or the Property resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Premises or the Property, or any part of either, or any equipment or appurtenance therein, or resulting from any accident in or about the Premises or the Property, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Property or of any other person, including Landlord’s agents and servants, except to the extent caused by the willful and wrongful act of any of the Indemnitees. If any such damage, whether to the Premises or the Property or any part of either, or whether to Landlord or to other tenants in the Property, results from any act or neglect of Tenant, its employees, servants, agents, contractors, invitees or customers, Tenant shall be liable therefor and Landlord may, at Landlord’s option, repair such damage and Tenant shall, upon demand by Landlord, as payment of additional Rent hereunder, reimburse Landlord within ten (10) days of demand for the total cost of such repairs, in excess of amounts, if any, paid to Landlord under insurance covering such damages. Tenant shall not be liable for any such damage caused by its acts or neglect if Landlord or a tenant has recovered the full amount of the damage from proceeds of insurance policies and the insurance company has waived its right of subrogation against Tenant.

17.02	INDEMNITY BY TENANT

To the extent permitted by Law, Tenant hereby indemnifies, and agrees to protect, defend and hold the Indemnitees harmless, against any and all actions, claims, demands, liability, costs and expenses, including attorneys’ fees and expenses for the defense thereof, arising from Tenant’s occupancy of the Premises, from the undertaking of any Tenant Additions or repairs to the Premises, from the conduct of Tenant’s business on the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any willful act or negligence of Tenant, its agents, contractors, servants, employees, customers or invitees, in or about the Premises or the Property or any part of either. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel chosen by Landlord, in Landlord’s sole discretion. Landlord reserves the right to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity. The foregoing indemnity shall not operate to relieve Indemnitees of liability to the extent such liability is caused by the willful and wrongful act of Indemnitees. Further, the foregoing indemnity is subject to and shall not diminish any waivers in effect in accordance with Section 16.04 by Landlord or its insurers to the extent of amounts, if any, paid to Landlord under its “All-Risks” property insurance.

17.03	WAIVER OF CONSEQUENTIAL DAMAGES

To the extent permitted by law, Tenant hereby waives and releases the Indemnitees from any consequential damages, compensation or claims for inconvenience or loss of business, rents or profits as a result of any injury or damage, whether or not caused by the willful and wrongful act of any of the Indemnitees.

ARTICLE EIGHTEEN

RULES AND REGULATIONS

Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with all rules and regulations for use of the Premises, the Building, and the Project imposed by Landlord, as the same may be revised from time to time, including the following: (a) Tenant shall comply with all of the requirements of Landlord’s emergency response plan, as the same may be amended from time to time; and (b) Tenant shall not place any furniture, furnishings, fixtures or equipment in the Premises in a manner so as to obstruct the windows of the Premises to cause the Building, in Landlord’s good faith determination, to appear unsightly from the exterior. Such rules and regulations are and shall be imposed for the cleanliness, good appearance, proper maintenance, good order and reasonable use of the Premises, the Building, the Phase and the Project and as may be necessary for the enjoyment of the Building and the Project by all tenants and their clients, customers, and employees. Nothing in this Lease shall be construed to impose upon the Landlord any duty or obligation to enforce the rules and regulations as set forth above or as hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and the Landlord shall not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

ARTICLE NINETEEN

LANDLORD’S RESERVED RIGHTS

Landlord shall have the following rights exercisable without notice to Tenant and without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for offset or abatement of Rent: (1) to change the Building’s name or street address upon thirty (30) days’ prior written notice to Tenant; (2) to install, affix and maintain all signs on the exterior and/or interior of the Building; (3) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (4) upon reasonable notice to Tenant, to display the Premises to prospective purchasers at reasonable hours at any time during the Term and to prospective tenants at reasonable hours during the last twelve (12) months of the Term; (5) to grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose permitted hereunder; (6) to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, washrooms or public portions of the Building, and to close entrances, doors, corridors, elevators or other facilities, provided that such action shall not materially and adversely interfere with Tenant’s access to the Premises or the Building; (7) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises as required by any applicable rules of the United States Post Office; and (8) to close the Building after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times, under such regulations as Landlord prescribes for security purposes.

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ARTICLE TWENTY

ESTOPPEL CERTIFICATE

20.01	IN GENERAL

Within fifteen (15) days after request therefor by Landlord, Mortgagee or any prospective mortgagee or owner, Tenant agrees as directed in such request to execute an Estoppel Certificate in recordable form, binding upon Tenant, certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in the possession of the Premises if that is the case; (iv) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no offsets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any offsets or defenses, a full and complete explanation thereof); (vi) that the Premises have been completed in accordance with the terms and provisions hereof, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto; (vii) that if an assignment of rents or leases has been served upon the Tenant by a Mortgagee, Tenant will acknowledge receipt thereof and agree to be bound by the provisions thereof; (viii) that Tenant will give to the Mortgagee copies of all notices required or permitted to be given by Tenant to Landlord; and (ix) to any other information reasonably requested.

20.02	ENFORCEMENT

In the event that Tenant fails to deliver an Estoppel Certificate, then such failure shall be a Default for which there shall be no cure or grace period. In addition to any other remedy available to Landlord, Landlord may impose a charge equal to $500.00 for each day that Tenant fails to deliver an Estoppel Certificate and Tenant shall be deemed to have irrevocably appointed Landlord as Tenant’s attorney-in-fact to execute and deliver such Estoppel Certificate.

ARTICLE TWENTY-ONE

RELOCATION OF TENANT

At any time after the date of this Lease, not more than one time during the initial Term of this Lease, Landlord may substitute for the Premises, other premises in the Project (the “New Premises”), in which event the New Premises shall be deemed to be the Premises for all purposes under this Lease, provided that (i) the New Premises shall be substantially similar to the Premises in area and configuration; (ii) if Tenant is then occupying the Premises, Landlord shall pay the actual and reasonable expenses of physically moving Tenant, its property and equipment to the New Premises; (iii) Landlord shall give Tenant not less than one hundred twenty (120) days’ prior written notice of such substitution; and (iv) Landlord, at its expense, shall improve the New Premises with improvements substantially similar to those in the Premises at the time of such substitution, if the Premises are then improved.

ARTICLE TWENTY-TWO

REAL ESTATE BROKERS

Tenant represents that, except for the broker(s) listed in Section 1.01, Tenant has not dealt with any real estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant. Tenant hereby agrees to indemnify, protect, defend and hold Landlord and the Indemnitees, harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord agrees to pay any commission to which Landlord’s Broker listed in Section 1.01 is entitled in connection with this Lease pursuant to Landlord’s written agreement with such broker. Landlord and Tenant agree that any commission payable to Tenant’s Broker shall be paid by Tenant except to the extent Tenant’s Broker and Landlord’s Broker have entered into a separate agreement between themselves to share the commission paid to Landlord’s Broker by Landlord.

ARTICLE TWENTY-THREE

MORTGAGEE PROTECTION

23.01	SUBORDINATION AND ATTORNMENT

This Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease of the Real Property, now or hereafter existing, and all amendments, extensions, renewals and modifications to any such lease, and (ii) the lien of any mortgage or trust deed now or hereafter encumbering fee title to the Real Property and/or the leasehold estate under any such lease, and all amendments, extensions, renewals, replacements and modifications of such mortgage or trust deed and/or the obligation secured thereby, unless such ground lease or ground lessor, or mortgage, trust deed or Mortgagee, expressly provides or elects that the Lease shall be superior to such lease or mortgage or trust deed. If any such mortgage or trust deed is foreclosed (including any sale of the Real Property pursuant to a power of sale), or if any such lease is terminated, upon request of the Mortgagee or ground lessor, as the case may be, Tenant shall attorn to the purchaser at the foreclosure sale or to the ground lessor under such lease, as the case may be, provided, however, that such purchaser or ground lessor shall not be (i) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord; or (iii) bound by any amendment or modification of this Lease made without the written consent of the Mortgagee or ground lessor; or (iv) liable for any security deposits not actually received in cash by such purchaser or ground lessor. This subordination shall be self-operative and no further certificate or instrument of subordination need be required by any such Mortgagee or ground lessor. In confirmation of such subordination, however, Tenant shall execute promptly any reasonable certificate or instrument that Landlord, Mortgagee or ground lessor may request. Tenant hereby constitutes Landlord as Tenant’s attorney-in-fact to execute such certificate or instrument for and on behalf of Tenant upon Tenant’s failure to do so within fifteen (15) days of a request to do so. Upon request by such successor in interest, Tenant shall execute and deliver reasonable instruments confirming the attornment provided for herein.

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23.02	MORTGAGEE PROTECTION

Tenant agrees to give any Mortgagee or ground lessor, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such Mortgagee or ground lessor. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee or ground lessor shall have an additional thirty (30) days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then such additional notice time as may be necessary, if, within such thirty (30) days, any Mortgagee or ground lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including commencement of foreclosure proceedings or other proceedings to acquire possession of the Real Property, if necessary to effect such cure). Such period of time shall be extended by any period within which such Mortgagee or ground lessor is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the Real Property by reason of Landlord’s bankruptcy. Until the time allowed as aforesaid for Mortgagee or ground lessor to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of default. This Lease may not be modified or amended so as to reduce the Rent or shorten the Term, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the ground lessor or the Mortgagee.

ARTICLE TWENTY-FOUR

NOTICES

(a)           All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing and shall be personally delivered, sent by Federal Express or other reputable overnight courier service, or mailed by first class, registered or certified United States mail, return receipt requested, postage prepaid.

(b)           All notices, demands or requests to be sent pursuant to this Lease shall be deemed to have been properly given or served by delivering or sending the same in accordance with this Section, addressed to the parties hereto at their respective addresses listed in Sections 1.01.

(c)           Notices, demands or requests sent by mail or overnight courier service as described above shall be effective upon deposit in the mail or with such courier service. However, the time period in which a response to any such notice, demand or request must be given shall commence to run from (i) in the case of delivery by mail, the date of receipt on the return receipt of the notice, demand or request by the addressee thereof, or (ii) in the case of delivery by Federal Express or other overnight courier service, the date of acceptance of delivery by an employee, officer, director or partner of Landlord or Tenant. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given, as indicated by advice from Federal Express or other overnight courier service or by mail return receipt, shall be deemed to be receipt of notice, demand or request sent. Notices may also be served by personal service upon any officer, director or partner of Landlord or Tenant, and shall be effective upon such service.

(d)           By giving to the other party at least thirty (30) days written notice thereof, either party shall have the right from time to time during the term of this Lease to change their respective addresses for notices, statements, demands and requests, provided such new address shall be within the United States of America.

ARTICLE TWENTY-FIVE

OFAC

Landlord advises Tenant hereby that the purpose of this Article is to provide to the Landlord information and assurances to enable Landlord to comply with the law relating to OFAC.

Tenant hereby represents, warrants and covenants to Landlord, either that (i) Tenant is regulated by the SEC, FINRA or the Federal Reserve (a “Regulated Entity”) or (ii) neither Tenant nor any person or entity that directly or indirectly (a) controls Tenant or (b) has an ownership interest in Tenant of twenty-five percent (25%) or more, appears on the list of Specially Designated Nationals and Blocked Persons (“OFAC List”) published by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury.

If, in connection with this Lease, there is one or more Guarantors of Tenant’s obligations under this Lease, then Tenant further represents, warrants and covenants either that (i) any such Guarantor is a Regulated Entity or (ii) neither Guarantor nor any person or entity that directly or indirectly (a) controls such Guarantor or (b) has an ownership interest in such Guarantor of twenty-five percent (25%) or more, appears on the OFAC List.

Tenant covenants that during the term of this Lease to provide to Landlord information reasonably requested by Landlord including without limitation, organizational structural charts and organizational documents which Landlord may deem to be necessary (“Tenant OFAC Information”) in order for Landlord to confirm Tenant’s continuing compliance with the provisions of this Article. Tenant represents and warrants that the Tenant OFAC Information it has provided or to be provided to Landlord or Landlord’s Broker in connection with the execution of this Lease is true and complete.

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ARTICLE TWENTY-SIX

MISCELLANEOUS

26.01	LATE CHARGES

(a)           The Monthly Base Rent, Rent Adjustments and Rent Adjustment Deposits shall be due when and as specifically provided above. Except for such payments and late charges described below, which late charge shall be due when provided below (without notice or demand), all other payments required hereunder to Landlord shall be paid within ten (10) days after Landlord’s demand therefor. All Rent and charges, except late charges, not paid when due shall bear interest from the date due until the date paid at the Default Rate in effect on the date such payment was due.

(b)           In the event Tenant is more than five (5) days late in paying any installment of Rent due under this Lease, Tenant shall pay Landlord a late charge equal to ten percent (10%) of the delinquent installment of Rent. The parties agree that (i) such delinquency will cause Landlord to incur costs and expenses not contemplated herein, the exact amount of which will be difficult to calculate, including the cost and expense that will be incurred by Landlord in processing each delinquent payment of rent by Tenant, and (ii) the amount of such late charge represents a reasonable estimate of such costs and expenses and that such late charge shall be paid to Landlord for each delinquent payment in addition to all Rent otherwise due hereunder. The parties further agree that the payment of late charges and the payment of interest provided for in subparagraph (a) above are distinct and separate from one another in that the payment of interest is to compensate Landlord for its inability to use the money improperly withheld by Tenant, while the payment of late charges is to compensate Landlord for its additional administrative expenses in handling and processing delinquent payments.

(c)           Payment of interest at the Default Rate and/or of late charges shall not excuse or cure any default by Tenant under this Lease, nor shall the foregoing provisions of this Article or any such payments prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay Rent when due, including the right to terminate this Lease.

26.02	NO JURY TRIAL; VENUE; JURISDICTION

Each party hereto (which includes any assignee, successor, heir or personal representative of a party) shall not seek a jury trial, hereby waives trial by jury, and hereby further waives any objection to venue in the County in which the Project is located, and agrees and consents to personal jurisdiction of the courts of the State of California, in any action or proceeding or counterclaim brought by any party hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise, whether any of the foregoing is based on this Lease or on tort law. No party will seek to consolidate any such action in which a jury has been waived with any other action in which a jury trial cannot or has not been waived. It is the intention of the parties that these provisions shall be subject to no exceptions. By execution of this Lease the parties agree that this provision may be filed by any party hereto with the clerk or judge before whom any action is instituted, which filing shall constitute the written consent to a waiver of jury trial pursuant to and in accordance with Section 631 of the California Code of Civil Procedure. No party has in any way agreed with or represented to any other party that the provisions of this Section will not be fully enforced in all instances. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

26.03	DEFAULT UNDER OTHER LEASE

It shall be a Default under this Lease if Tenant or any Affiliate holding any other lease with Landlord for premises in the Project defaults under such lease and as a result thereof such lease is terminated or terminable.

26.04	OPTION

This Lease shall not become effective as a lease or otherwise until executed and delivered by both Landlord and Tenant. The submission of the Lease to Tenant does not constitute a reservation of or option for the Premises, but when executed by Tenant and delivered to Landlord, the Lease shall constitute an irrevocable offer by Tenant in effect for fifteen (15) days to lease the Premises on the terms and conditions herein contained.

26.05	TENANT AUTHORITY

Tenant represents and warrants to Landlord that it has full authority and power to enter into and perform its obligations under this Lease, that the person executing this Lease is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant’s authority.

26.06	ENTIRE AGREEMENT

This Lease, the Exhibits and Riders attached hereto contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written, and no other representations or statements, either oral or written, on which Tenant has relied. This Lease shall not be modified except by a writing executed by Landlord and Tenant.

26.07	MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE

If Mortgagee of Landlord requires a modification of this Lease which shall not result in any increased cost or expense to Tenant or in any other substantial and adverse change in the rights and obligations of Tenant hereunder, then Tenant agrees that the Lease may be so modified.

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26.08	EXCULPATION

Tenant agrees, on its behalf and on behalf of its successors and assigns, that any liability or obligation of Landlord in connection with this Lease shall only be enforced against Landlord’s equity interest in the Property up to a maximum of One Million Dollars ($1,000,000.00) and in no event against any other assets of the Landlord, or Landlord’s officers or directors or partners, and that any liability of Landlord with respect to this Lease shall be so limited and Tenant shall not be entitled to any judgment in excess of such amount.

26.09	ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant’s right of possession of the Premises shall reinstate, continue or extend the Term. Receipt or acceptance of payment from anyone other than Tenant, including an assignee of Tenant, is not a waiver of any breach of Article Ten, and Landlord may accept such payment on account of the amount due without prejudice to Landlord’s right to pursue any remedies available to Landlord.

26.10	LANDLORD’S OBLIGATIONS ON SALE OF BUILDING

In the event of any sale or other transfer of the Building, Landlord shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer, and any remaining liability of Landlord with respect to this Lease shall be limited to One Million Dollars ($1,000,000.00) and Tenant shall not be entitled to any judgment in excess of such amount.

26.11	BINDING EFFECT

Subject to the provisions of Article Ten, this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

26.12	CAPTIONS

The Article and Section captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Articles and Sections.

26.13	TIME; APPLICABLE LAW; CONSTRUCTION

Time is of the essence of this Lease and each and all of its provisions. This Lease shall be construed in accordance with the Laws of the State of California. If more than one person signs this Lease as Tenant, the obligations hereunder imposed shall be joint and several. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each item, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by Law. Wherever the term “including” or “includes” is used in this Lease, it shall have the same meaning as if followed by the phrase “but not limited to”. The language in all parts of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant.

26.14	ABANDONMENT

In the event Tenant vacates or abandons the Premises but is otherwise in compliance with all the terms, covenants and conditions of this Lease, Landlord shall (i) have the right to enter into the Premises in order to show the space to prospective tenants, (ii) have the right to reduce the services provided to Tenant pursuant to the terms of this Lease to such levels as Landlord reasonably determines to be adequate services for an unoccupied premises and (iii) during the last six (6) months of the Term, have the right to prepare the Premises for occupancy by another tenant upon the end of the Term. Tenant expressly acknowledges that in the absence of written notice pursuant to Section 11.02(b) or pursuant to California Civil Code Section 1951.3 terminating Tenant’s right to possession, none of the foregoing acts of Landlord or any other act of Landlord shall constitute a termination of Tenant’s right to possession or an acceptance of Tenant’s surrender of the Premises, and the Lease shall continue in effect.

26.15	LANDLORD’S RIGHT TO PERFORM TENANT’S DUTIES

If Tenant fails timely to perform any of its duties under this Lease, Landlord shall have the right (but not the obligation), to perform such duty on behalf and at the expense of Tenant without prior notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon demand by Landlord.

26.16	SECURITY SYSTEM

Landlord shall not be obligated to provide or maintain any security patrol or security system. Landlord shall not be responsible for the quality of any such patrol or system which may be provided hereunder or for damage or injury to Tenant, its employees, invitees or others due to the failure, action or inaction of such patrol or system.

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26.17	NO LIGHT, AIR OR VIEW EASEMENTS

Any diminution or shutting off of light, air or view by any structure which may be erected on lands of or adjacent to the Project shall in no way affect this Lease or impose any liability on Landlord.

26.18	RECORDATION

Neither this Lease, nor any notice nor memorandum regarding the terms hereof, shall be recorded by Tenant. Any such unauthorized recording shall be a Default for which there shall be no cure or grace period. Tenant agrees to execute and acknowledge, at the request of Landlord, a memorandum of this Lease, in recordable form.

26.19	SURVIVAL

The waivers of the right of jury trial, the other waivers of claims or rights, the releases and the obligations of Tenant under this Lease to indemnify, protect, defend and hold harmless Landlord and/or Indemnitees shall survive the expiration or termination of this Lease, and so shall all other obligations or agreements which by their terms survive expiration or termination of the Lease.

26.20	RIDERS

All Riders attached hereto and executed both by Landlord and Tenant shall be deemed to be a part hereof and hereby incorporated herein.

26.21	DISCLOSURE REGARDING CERTIFIED ACCESS SPECIALIST

Pursuant to California Civil Code Section 1938, Landlord hereby notifies Tenant that as of the date of this Lease, the Premises has not undergone inspection by a “Certified Access Specialist” (“CASp”) to determine whether the Premises meet all applicable construction-related accessibility standards under California Civil Code Section 55.53. Landlord hereby discloses pursuant to California Civil Code Section 1938 as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” Landlord and Tenant hereby acknowledge and agree that in the event that Tenant elects to perform a CASp inspection of the Premises hereunder (the “Inspection”), such Inspection shall be (a) performed at Tenant’s sole cost and expense, (b) limited to the Premises and (c) performed by a CASp who has been approved or designated by Landlord prior to the Inspection. Any Inspection must be performed in a manner which minimizes the disruption of business activities in the Building, and at a time reasonably approved by Landlord. Landlord reserves the right to be present during the Inspection. Tenant agrees to: (i) promptly provide to Landlord a copy of the report or certification prepared by the CASp inspector upon request (the “Report”), and (ii) keep the information contained in the Report confidential, except to the extent required by Law, or to the extent disclosure is needed in order to complete any necessary modifications or improvements required to comply with all applicable accessibility standards under state or federal Law, as well as any other repairs, upgrades, improvements, modifications or alterations required by the Report or that may be otherwise required to comply with applicable Laws or accessibility requirements (the “Access Improvements”). Tenant shall be solely responsible for the cost of Access Improvements to the Premises or the Building necessary to correct any such violations of construction-related accessibility standards identified by such Inspection as required by Law, which Access Improvements may, at Landlord’s option, be performed in whole or in part by Landlord at Tenant’s expense, payable as additional rent within ten (10) days following Landlord’s demand.

26.22	UTILITY USAGE INFORMATION

If Tenant is billed directly by a public utility with respect to Tenant’s electrical usage at the Premises, then, upon request, Tenant shall provide monthly electrical utility usage for the Premises to Landlord for the period of time requested by Landlord (in electronic or paper format) or, at Landlord’s option, provide any written authorization or other documentation required for Landlord to request information regarding Tenant’s electricity usage with respect to the Premises directly from the applicable utility company.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Lease has been executed as of the date set forth in Section 1.01 hereof.

TENANT:	LANDLORD:

MODULAR MEDICAL, INC.,	MCP SOCAL INDUSTRIAL – BERNARDO, LLC,
a Nevada corporation	a Delaware limited liability company

By	By:	MetLife Core Property Holdings, LLC,
Name:		a Delaware limited liability company,
Its		its sole member
(Chairman of Board, President or Vice President)
		By:	MetLife Core Property REIT, LLC,
By			a Delaware limited liability company,
Name:			its sole member
Its
(Secretary, Assistant Secretary, CFO			By:	MetLife Core Property Fund, LP,
or Assistant Treasurer)				a Delaware limited partnership,
its managing member

				By:	MetLife Core Property Fund GP, LLC,
a Delaware limited liability company,
its general partner

By:
Name:
Title:
28

EXHIBIT A

PLAN OF PREMISES

A-1

EXHIBIT B

WORKLETTER AGREEMENT

(TENANT BUILD)

This Workletter Agreement (“Workletter”) is attached to and a part of a certain Office Lease by and between MCP SoCal Industrial – Bernardo, LLC, a Delaware limited liability company, as Landlord, and Modular Medical, Inc., a Nevada corporation, as Tenant, for the Premises (the “Lease”). Terms used herein and not defined herein shall have the meaning of such terms as defined elsewhere in the Lease. For purposes of this Workletter, references to “State” and “City” shall mean the State and City in which the Building is located.

1.       AS IS Condition; Delivery.

          Landlord shall deliver the Premises broom clean in its current “as built” configuration with existing build-out of the tenant space, with the Premises and the Building (including the “Base Building”, as defined below) in their AS IS condition, without any express or implied representations or warranties of any kind by Landlord, its brokers, manager or agents, or the employees of any of them; and Landlord shall not have any obligation to construct or install any tenant improvements or alterations or to pay for any such construction or installation except to the extent expressly provided in this Workletter. For purposes hereof, the “Base Building” (sometimes also referred to as the “Base Building Work”) shall mean the improvements made and work performed during the Building’s initial course of construction and modifications thereto, excluding all original and modified build-outs of any tenant spaces.

2.       Landlord Work.

          There shall be no Landlord Work.

3.       Tenant’s Plans.

          3.1. Description. At its expense, Tenant shall employ:

                 (i) one or more architects reasonably satisfactory to Landlord and licensed by the State (“Tenant’s Architect”) to prepare architectural drawings and specifications for all layout and Premises improvements not included in, or requiring any change or addition to, the AS IS condition or Landlord Work (if any);

                 (ii) one or more engineers reasonably satisfactory to Landlord and licensed by the State (“Tenant’s Engineers”) to prepare mechanical and electrical working drawings and specifications for all Premises improvements not included in, or requiring any change or addition to, the AS IS condition or Landlord Work (if any);

                 (iii) the structural engineer designated by Landlord and licensed by the State to prepare structural working drawings and specifications for all Premises improvements not included in, or requiring any change or addition to the AS IS condition or Landlord Work (if any) (hereafter “Landlord’s Structural Engineer”); and

                 (iv) the fire and life-safety engineer designated by Landlord and licensed by the State to prepare structural working drawings and specifications for all Premises improvements not included in, or requiring any change or addition to the AS IS condition or Landlord Work (if any) (hereafter “Landlord’s Life-safety Engineer”).

All such drawings and specifications are referred to herein as “Tenant’s Plans”. Tenant’s Plans shall be in form and detail sufficient to secure all applicable governmental approvals. Tenant’s Architect shall be responsible for coordination of all engineering work for Tenant’s Plans and shall coordinate with any consultants of Tenant (the use of which is subject to Landlord’s consent), and Landlord’s space planner or architect to assure the consistency of Tenant’s Plans with the Base Building Work and Landlord Work (if any).

Tenant shall pay Landlord, within ten (10) days of receipt of each invoice from Landlord, the cost incurred by Landlord for Landlord’s architects and engineers to review Tenant’s Plans for consistency of same with the Base Building Work and Landlord Work (if any); provided, however, there shall be no review cost for Tenant’s Plans with respect to the mechanical and electrical working drawings if Tenant employs Landlord’s Mechanical Engineer and Landlord’s Electrical Engineer for such services. Tenant’s Plans shall also include the following:

                 (a) Final Space Plan: The “Final Space Plan” for the Premises shall include a full and accurate description of room titles, floor loads, alterations to the Base Building or Landlord Work (if any) or requiring any change or addition to the AS IS condition, and the dimensions and location of all partitions, doors, aisles, plumbing (and furniture and equipment to the extent same affect floor loading). The Final Space Plan shall (i) be compatible with the design, construction, systems and equipment of the Base Building and Landlord Work, if any; (ii) comply with all the requirements set forth in the “Building Standards Manual”, if any is made available by Landlord (collectively, (i) and (ii) may be referred to as “Building Standards”), (iii) comply with Laws, (iv) be capable of logical measurement and construction, and (v) contain all such information as may be required for the preparation of the Mechanical and Electrical Working Drawings and Specifications (including, without limitation, a capacity and usage report, from Landlord’s engineers pursuant to Section 3.1(b). below, for all mechanical and electrical systems in the Premises). Prior to submission to Landlord, the Final Space Plan shall have been reviewed and approved by the City Building and Fire Departments, and shall be on file with the Building Department, registered with a preliminary plan check number.

B-1

                 (b) Mechanical and Electrical Working Drawings and Specifications: Tenant shall employ engineers approved by Landlord to prepare Mechanical and Electrical Working Drawings and Specifications showing complete plans for electrical, fire and life-safety, automation, plumbing, water, and air cooling, ventilating, heating and temperature control and shall employ Landlord’s Mechanical Engineer and Landlord’s Electrical Engineer to prepare a capacity and usage report (“Capacity Report”) for all mechanical and electrical systems in the Premises. Notwithstanding any of the foregoing to the contrary, Tenant shall use Landlord’s Structural Engineer and Landlord’s life-safety subcontractor (set forth in Section 8.8 below) for all plans and specifications with respect to structural systems and fire and life-safety systems.

                 (c) Issued for Construction Documents: The “Issued for Construction Documents” shall consist of all drawings (1/8” scale) and specifications necessary to construct all Premises improvements including, without limitation, architectural and structural working drawings and specifications and Mechanical and Electrical Working Drawings and Specifications and all applicable governmental authorities plan check corrections.

          3.2. Approval by Landlord. Tenant’s Plans and any revisions thereof shall be subject to Landlord’s approval, which approval or disapproval:

                 (i) shall not be unreasonably withheld, provided however, that Landlord may disapprove Tenant’s Plans in its sole and absolute discretion if they (a) adversely affect the structural integrity of the Building, (b) adversely affect any of the Building Systems (as defined below), the Common Areas or any other tenant space (whether or not currently occupied), (c) fail to fully comply with Laws, (d) affect the exterior appearance of the Building, or (e) provide for improvements which do not meet or exceed the Building Standards Building Systems collectively shall mean the structural, electrical, mechanical (including, without limitation, heating, ventilating and air conditioning), plumbing, fire and life-safety (including, without limitation, fire protection system and any fire alarm), communication, utility, gas (if any), security (if any), and elevator (if any) systems in the Building.

                 (ii) shall not be delayed beyond ten (10) business days with respect to initial submissions and major change orders (those which impact Building Systems or any other item listed in subpart (i) of Section 3.2 above) and beyond five (5) business days with respect to required revisions and any other change orders.

If Landlord disapproves of any of Tenant’s Plans, Landlord shall advise Tenant of what Landlord disapproves in reasonable detail. After being so advised by Landlord, Tenant shall submit a redesign, incorporating the revisions required by Landlord, for Landlord’s approval. The approval procedure shall be repeated as necessary until Tenant’s Plans are ultimately approved. Approval by Landlord shall not be deemed to be a representation or warranty by Landlord with respect to the safety, adequacy, correctness, efficiency or compliance with Laws of Tenant’s Plans. Tenant shall be fully and solely responsible for the safety, adequacy, correctness and efficiency of Tenant’s Plans and for the compliance of Tenant’s Plans with any and all Laws.

          3.3. Landlord Cooperation. Landlord shall cooperate with Tenant and make good faith efforts to coordinate Landlord’s construction review procedures to expedite the planning, commencement, progress and completion of Tenant Work. Landlord shall complete its review of each stage of Tenant’s Plans and any revisions thereof and communicate the results of such review within the time periods set forth in Section 3.2 above.

          3.4. City Requirements. Any changes in Tenant’s Plans which are made in response to requirements of the applicable governmental authorities and/or changes which affect the Base Building Work shall be immediately submitted to Landlord for Landlord’s review and approval.

          3.5. “As Built” Drawings and Specifications. A CADD-DXF diskette file and a set of mylar reproducibles of all “as built” drawings and specifications of the Premises (reflecting all field changes and including, without limitation, architectural, structural, mechanical and electrical drawings and specifications) prepared by Tenant’s Architect and Engineers or by Contractors (defined below) shall be delivered by Tenant at Tenant’s expense to the Landlord within thirty (30) days after completion of the Tenant Work. If Landlord has not received such drawings and diskette(s) within thirty (30) days, Landlord may give Tenant written notice of such failure. If Tenant does not produce the drawings and diskette(s) within ten (10) days after Landlord’s written notice, Landlord may, at Tenant’s sole cost which may be deducted from the Allowance, produce the drawings and diskette(s) using Landlord’s personnel, managers, and outside consultants and contractors. Landlord shall receive an hourly rate reasonable for such production.

          3.6. Lender’s Certificate. Tenant shall cause Tenant’s Architect to provide to Landlord’s lender(s), within ten (10) days after request of Landlord, a certificate, in form and substance satisfactory to such lender(s), certifying that, as of the date of the certificate, Tenant Work and its use fully comply with all Laws in effect at the time Tenant took occupancy.

          3.7 No Plans Required. Notwithstanding anything herein to the contrary, Tenant shall not be required to provide Tenant’s Plans for any of the following Tenant Work to the extent applicable Laws or governmental authorities do not require permits and/or other governmental approvals in order to perform such Tenant Work: (a) renovation of bathrooms or kitchen in the Premises (provided, in each case, that no plumbing or electrical work is required in connection therewith), (b) addition of a partition T-wall full height up to the drop ceiling, (c) replacing flooring, (d) painting interior walls, and (e) replacing window coverings.

B-2

4.       Tenant Work.

          4.1. Tenant Work Defined. All tenant improvement work required by the Issued for Construction Documents (including, without limitation, any approved changes, additions or alterations pursuant to Section 7 below) is referred to in this Workletter as “Tenant Work” (and all improvements so required and resulting therefrom may sometimes in the Lease, or otherwise, be referred to as “Tenant Improvements”).

          4.2. Tenant to Construct. Tenant shall construct all Tenant Work pursuant to this Workletter, and except to the extent modified by or inconsistent with express provisions of this Workletter, pursuant with the provisions of the terms and conditions of Article Nine of the Lease, governing Tenant Alterations (except to the extent modified by this Workletter) and all such Tenant Work shall be considered “Tenant Alterations” for purposes of the Lease.

          4.3. Construction Contract. All contracts and subcontracts for Tenant Work shall include any terms and conditions required by Landlord.

          4.4. Contractor. Tenant shall select one or more contractors (“Contractor”) and one or more subcontractors (“Subcontractors”) to perform the Tenant Work from a list of approved contractors and subcontractors made available by Landlord.

          4.5. Division of Landlord Work and Tenant Work. Tenant Work is defined in Section 4.1 above and Landlord Work, if any, is defined in Section 2.

          4.6. Access & Services. Landlord shall provide without charge to Tenant, the Contractor, its subcontractors, Tenant’s Architect, Tenant’s Engineers, Tenant’s consultants and their respective employees normal Building security, access to and use of the loading dock, utilities and HVAC, toilet facilities, freight elevators or other normal Building services, to the extent they are compatible with construction in progress, during the design and construction period for Tenant Work, so long as the Contractor, subcontractors, Tenant’s Architect, Tenant’s Engineers and Tenant’s consultants perform their work during Standard Operating Hours at times arranged in advance with and approved by the manager of the Building or Project. Notwithstanding the foregoing agreement not to charge Tenant for such expenses, Tenant understands and agrees that such expenses, whether incurred for Tenant or other tenants in the Building are part of Operating Expenses. To the extent Tenant’s move-in, and any of the foregoing activities do not occur during Standard Operating Hours, Tenant shall pay for Landlord’s expenses incurred as reasonably calculated by Landlord in providing such after hours services (including, without limitation, elevator). All stocking of Tenant’s construction materials for Tenant Work shall be as provided in Section 8.7 below.

5.       Tenant’s Expense; Allowance.

          Tenant shall pay for all Tenant Work, including, without limitation, the costs of design thereof, whether or not all such costs are included in the “Permanent Improvement Costs” (defined below). Subject to the terms and conditions of this Workletter, Tenant shall apply the “Allowance” (defined below) to payment of the Permanent Improvement Costs. The term “Permanent Improvement Costs” shall mean the actual and reasonable costs of construction of that Tenant Work which constitutes permanent improvements to the Premises, actual and reasonable costs of design thereof, costs incurred by Landlord for Landlord’s architects and engineers pursuant to Section 3.1, and Landlord’s construction administration fee (defined in Section 8.12 below), and shall exclude costs of “Tenant’s FF&E” (defined below). For purposes of this Workletter, “Tenant’s FF&E” shall mean furniture, furnishings, telephone systems, computer systems, equipment, any other personal property or fixtures, and installation thereof. Landlord shall provide Tenant a tenant improvement allowance (“Allowance”) in the amount of Nineteen Dollars ($19.00) per square foot of the Rentable Area of the Premises. The Allowance shall be used solely to reimburse Tenant for the Permanent Improvement Costs. If within six (6) months after the Date of the Lease Tenant does not utilize one hundred percent (100%) of the Allowance for Permanent Improvement Costs and submit full and complete application(s) for disbursement thereof pursuant to Section 6 below, Tenant shall have no right to the unused portion of the Allowance.

6.       Application and Disbursement of the Allowance.

          6.1. Tenant shall prepare a budget for all Tenant Work, including the Permanent Improvement Costs and all other costs of the Tenant Work (“Budget”), which Budget shall be subject to the reasonable approval of Landlord. Such Budget shall be supported by a guaranteed maximum price construction contract and such other documentation as Landlord may require to evidence the total costs. Further, prior to any disbursement of the Allowance by Landlord, Tenant shall pay and disburse its own funds for all that portion of the Permanent Improvement Costs equal to the sum of (i) the Permanent Improvement Costs in excess of the Allowance; plus (ii) the amount of “Landlord’s Retention” (defined below). “Landlord’s Retention” shall mean an amount equal to fifteen percent (15%) of the Allowance, which Landlord shall retain out of the Allowance and shall not be obligated to disburse unless and until after Tenant has completed the Tenant Work and complied with Section 6.4 below. No disbursement of the Allowance shall be made unless Tenant has provided Landlord with (a) bills and invoices covering all labor and material expended and used, (b) an affidavit from Tenant stating that all of such bills and invoices have either been paid in full by Tenant or are due and owing, and all such costs qualify as Permanent Improvement Costs, (c) contractors affidavit covering all labor and materials expended and used, (d) Tenant, contractors and architectural completion affidavits (as applicable), and (e) valid mechanics’ lien releases and waivers pertaining to any completed portion of the Tenant Work which shall be conditional or unconditional, as applicable, all as provided pursuant to Section 6.2 and 6.4 below.

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          6.2. Upon Tenant’s full compliance with the provisions of Section 6, and if Landlord determines that there are no applicable or claimed stop notices (or any other statutory or equitable liens of anyone performing any of Tenant Work or providing materials for Tenant Work) or actions thereon, Landlord shall disburse the applicable portion of the Allowance as follows:

                 (a) In the event of conditional releases, to the respective contractor, subcontractor, vendor, or other person who has provided labor and/or services in connection with the Tenant Work, upon the following terms and conditions: (i) such costs are included in the Budget, are Permanent Improvement Costs, are covered by the Allowance, and Tenant has completed and delivered to Landlord a written request for payment, in form reasonably approved by Landlord, setting forth the exact name of the contractor, subcontractor or vendor to whom payment is to be made and the date and amount of the bill or invoice, (ii) the request for payment is accompanied by the documentation set forth in Section 6.1; and (iii) Landlord, or Landlord’s appointed agent, has inspected and approved the work for which Tenant seeks payment; or

                 (b) In the event of unconditional releases, directly to Tenant upon the following terms and conditions: (i) Tenant seeks reimbursement for costs of Tenant Work which have been paid by Tenant, are included in the Budget, are Permanent Improvement Costs, and are covered by the Allowance; (ii) Tenant has completed and delivered to Landlord a request for payment, in form reasonably approved by Landlord, setting forth the name of the contractor, subcontractor or vendor paid and the date of payment, (iii) the request for payment is accompanied by the documentation set forth in Section 6.1.; and (iv) Landlord, or Landlord’s appointed agent, has inspected and approved the work for which Tenant seeks reimbursement.

          6.3. Tenant shall provide Landlord with the aforementioned documents by the 15th of the month and payment shall be made by the 30th day of the month following the month in which such documentation is provided.

          6.4. Prior to Landlord disbursing the Landlord’s Retention to Tenant, Tenant shall submit to Landlord the following items within thirty (30) days after completion of the Tenant Work: (i) “As Built” drawings and specifications pursuant to Section 3.5 above, (ii) all unconditional lien releases from all general contractor(s) and subcontractor(s) performing work, (iii) a “Certificate of Completion” prepared by Tenant’s Architect, and (iv) a final budget with supporting documentation detailing all costs associated with the Permanent Improvement Costs.

7.       Changes, Additions or Alterations.

          If Tenant desires to make any non-de minimis change, addition or alteration or desires to make any change, addition or alteration to any of the Building Systems after approval of the Issued for Construction Documents, Tenant shall prepare and submit to Landlord plans and specifications with respect to such change, addition or alteration. Any such change, addition or alteration shall be subject to Landlord’s approval in accordance with the provisions of Section 3.2 of this Workletter. Tenant shall be responsible for any submission to and plan check and permit requirements of the applicable governmental authorities.

8.       Miscellaneous.

          8.1. Scope. Except as otherwise set forth in the Lease, this Workletter shall not apply to any space added to the Premises by Lease option or otherwise.

          8.2. Electrical: The Building electrical system allows a Tenant improvement design as follows:

                 (a) Lighting: A maximum of 1.5 watts of connected load per square foot of Useable Area within the Premises for all lighting.

                 (b) Power: A maximum of 5.0 watts of connected load per square foot within the Premises for all outlets and non-lighting requirements.

          8.3. Tenant Work shall include (at Tenant’s expense) for all of the Premises:

                 (a) Building approved lighting sensor controls as necessary to meet applicable Laws;

                 (b) Building Standard fluorescent fixtures in all Building office areas;

                 (c) Building Standard meters for each of electricity and chilled water used by Tenant shall be connected to the Building’s system and shall be tested and certified prior to Tenant’s occupancy of the Premises by a State certified testing company;

                 (d) Building Standard ceiling systems (including tile and grid) and;

                 (e) Building Standard air conditioning distribution and Building Standard air terminal units.

          8.4. Sprinklers. Subject to any terms, conditions and limitations set forth herein, Landlord shall provide an operative sprinkler system consisting of mains, laterals, and heads “AS IS” on the date of delivery of the Premises to Tenant. Tenant shall pay for piping distribution, drops and relocation of, or additional, sprinkler system heads and Building firehose or firehose valve cabinets, if Tenant’s Plans and/or any applicable Laws necessitate such.

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          8.5. Floor Loading. Floor loading capacity (live) is 50 lbs. per square foot of Useable Area. Tenant may exceed floor loading capacity with Landlord’s consent, at Landlord’s sole discretion and must, at Tenant’s sole cost and expense, reinforce the floor as required for such excess loading.

          8.6. Work Stoppages. If any work on the Real Property other than Tenant Work is delayed, stopped or otherwise affected by construction of Tenant Work, Tenant shall immediately take those actions necessary or desirable to eliminate such delay, stoppage or effect on work on the Real Property other than Tenant Work.

          8.7. Life-safety. It is agreed that Tenant (or Contractor) shall employ the services of Landlord’s approved Building fire and life-safety subcontractor for all fire and life-safety work at the Building.

          8.8. Locks. Tenant agrees to purchase from Landlord or its agent all cylinders and keys used in locks used in the Premises.

          8.9. Authorized Representatives. Tenant has designated Rod Poulson to act as Tenant’s representative with respect to the matters set forth in this Workletter. In the event that and for so long as more than one individual is so designated, notices or requests from Landlord shall be sufficiently given or delivered if given or delivered to either individual, each individual is hereby authorized to act individually and alone, and each shall have full authority and responsibility to act on behalf of Tenant as required in this Workletter. Tenant may add or delete authorized representatives upon five (5) business days notice to Landlord.

          8.10. Access to Premises. After Landlord has recovered possession of the Premises from any prior Tenant, prior to delivery of possession to Tenant and during the period any Landlord Work is being performed, Tenant and its architects, engineers, consultants, and contractors shall have access at reasonable times (which shall include weekends and evenings) and upon advance notice and coordination with the Building management, to the Premises for the purpose of inspecting Landlord Work, if any, and planning Tenant Work. Such access shall not in any manner interfere with Landlord Work, if any. Such access, and all acts and omissions in connection with it, shall be subject to and governed by all other provisions of the Lease, including, without limitation, Tenant’s indemnification obligations, insurance obligations, etc., except for the payment of Base Rent and Additional Rent. To the extent that such access by Tenant delays the Substantial Completion of the Landlord Work, such delay shall be a Tenant Delay and the Landlord Work shall be deemed Substantially Complete on the date such Landlord Work would have been completed but for such access.

          8.11. Fee. Landlord shall receive a fee equal to three percent (3.0%) of Tenant’s construction contract for all costs, including, without limitation, materials, labor, supervision, profit, overhead or general conditions in connection with the construction of the Tenant Work. Such fee is in addition to Tenant’s reimbursement of costs incurred by Landlord pursuant to other provisions hereof, including, without limitation, for Landlord’s architects and engineers to review Tenant’s Plans.

          8.12. Unions. Tenant shall utilize union contractors and/or subcontractors.

9.       Intentionally Deleted.

10.     Force and Effect.

          The terms and conditions of this Workletter shall be construed to be a part of the Lease and shall be deemed incorporated in the Lease by this reference. Should any inconsistency arise between this Workletter and the Lease as to the specific matters which are the subject of this Workletter, the terms and conditions of this Workletter shall control.

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EXHIBIT C

SITE PLAN

C-1

RIDER 1

COMMENCEMENT DATE AGREEMENT

MCP Socal Industrial – Bernardo, LLC, a Delaware limited liability company (“Landlord”), and MODULAR MEDICAL, INC., a Nevada corporation (“Tenant”), have entered into a certain Lease dated as of January 10, 2020 (the “Lease”).

WHEREAS, Landlord and Tenant wish to confirm and memorialize the Commencement Date and Expiration Date of the Lease as provided for in Section 2.02(b) of the Lease;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and in the Lease, Landlord and Tenant agree as follows:

                  1.                   Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.

                  2.                   The Commencement Date (as defined in the Lease) of the Lease is April 1, 2020.

                  3.                   The Expiration Date (as defined in the Lease) of the Lease is June 30, 2020.

                  4.                   Tenant hereby confirms the following:

                                        (a)                   That it has accepted possession of the Premises pursuant to the terms of the Lease;

                                        (b)                   That the Landlord Work, if any, is Substantially Complete; and

                                        (c)                   That the Lease is in full force and effect.

                  5.                   Except as expressly modified hereby, all terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect and binding on the parties hereto.

                  6.                   The Lease and this Commencement Date Agreement contain all of the terms, covenants, conditions and agreements between the Landlord and the Tenant relating to the subject matter herein. No prior other agreements or understandings pertaining to such matters are valid or of any force and effect.

                  IN WITNESS WHEREOF, Landlord and Tenant have executed this Commencement Date Agreement and such execution and delivery have been duly authorized.

TENANT:	LANDLORD:

MODULAR MEDICAL, INC.,	MCP SOCAL INDUSTRIAL – BERNARDO, LLC,
a Nevada corporation	a Delaware limited liability company

By	By:	MetLife Core Property Holdings, LLC,
Name:		a Delaware limited liability company,
Its		its sole member
(Chairman of Board, President or Vice President)
		By:	MetLife Core Property REIT, LLC,
By			a Delaware limited liability company,
Name:			its sole member
Its
(Secretary, Assistant Secretary, CFO			By:	MetLife Core Property Fund, LP,
or Assistant Treasurer)				a Delaware limited partnership,
its managing member

				By:	MetLife Core Property Fund GP, LLC,
a Delaware limited liability company,
its general partner

By:
Name:
Title:

RIDER 2

ADDITIONAL PROVISIONS

This Rider 2 (“Rider”) is attached to and a part of a certain Lease by MCP Socal Industrial – Bernardo, LLC, a Delaware limited liability company, as Landlord, and MODULAR MEDICAL, INC., a Nevada corporation, as Tenant, for the Premises as described therein (the “Lease”).

SECTION 1. DEFINED TERMS; FORCE AND EFFECT.

Capitalized terms used in this Rider shall have the same meanings set forth in the Lease except as otherwise specified herein and except for terms capitalized in the ordinary course of punctuation. This Rider is part of the Lease. Should any inconsistency arise between this Rider and any other provision of the Lease as to the specific matters which are the subject of this Rider, the terms and conditions of this Rider shall control.

SECTION 2. CONDITION OF PREMISES; DELIVERY; CONSTRUCTION PERIOD; COMMENCEMENT DATE; TERM

2.1. Projected Delivery Date; Delivery Date; Commencement Date: Tenant’s Obligations During Construction Period; Term.

(a) Landlord shall tender to Tenant possession of the Premises in the condition specified in the Workletter no later than two (2) business days after execution of this Lease (the “Projected Delivery Date”). On the date Landlord actually tenders to Tenant possession of the Premises (the “Delivery Date”), all the terms and conditions of the Lease shall apply, and Tenant shall observe and perform all terms and conditions of the Lease, including all that are specified to apply during the Term (for example only, Tenant’s insurance and indemnification obligations), except that during the period (the “Construction Period”) from the Delivery Date until the Commencement Date (defined below), in recognition of Tenant’s construction and installations in, and preparation of, the Premises for the use and occupancy permitted by this Lease: (i) Tenant shall not be obligated to pay Monthly Base Rent, Rent Adjustment Deposits or Rent Adjustments; and (ii) Landlord shall not be obligated to provide services or utilities except if and to the extent expressly provided in Section 4 of the Workletter. The Term of this Lease shall be as shown in Section 1.01(5) of the Basic Lease Provisions and shall commence on the date specified in Section 1.01(6) of the Basic Lease Provisions as the Commencement Date.

(b) Upon request by Landlord, Tenant and Landlord shall enter into an agreement (the form of which is attached to this Lease as Rider 1) confirming the Commencement Date and the Expiration Date. If Tenant fails to enter into such agreement within five (5) business days after Landlord’s request enclosing the proposed agreement, then the Commencement Date and the Expiration Date shall be the dates designated by Landlord in such agreement.

2.2 Failure to Deliver Possession. If Landlord shall be unable to give possession of the Premises on the Projected Delivery Date by reason of the following: (i) the holding over or retention of possession of any tenant, tenants or occupants, or (ii) the Landlord Work, if any, is not Substantially Complete, or (iii) for any other reason, then Landlord shall not be subject to any liability for the failure to give possession on said date. No such failure to deliver possession on the originally scheduled Projected Delivery Date shall affect the validity of this Lease or the obligations of the Tenant hereunder.